UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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STEEL PARTNERS HOLDINGS L.P.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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STEEL PARTNERS HOLDINGS L.P.
590 Madison Avenue, 32nd Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS
To Be Held May 17, 2019

April 10, 2019

To our Limited Partners:

You are cordially invited to attend the Annual Meeting of Limited Partners (the “Annual Meeting”) of Steel Partners Holdings L.P. (the “Company”) to be held on Friday, May 17, 2019, at 9:00 a.m. local time, at the Beverly Wilshire, 9500 Wilshire Blvd., Beverly Hills, CA 90212 for the following purposes:

1. To elect seven independent directors to serve on the Board of Directors of our general partner, Steel Partners Holdings GP Inc.

2. To approve, on a non-binding, advisory basis, the compensation of our named executive officers.

3. To vote, on a non-binding, advisory basis, on the frequency (every year, two years or three years) of future advisory votes on the compensation of our named executive officers.

4. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

5. To transact any other business as may properly come before the Annual Meeting or any postponement or adjournments of the Annual Meeting.

These items of business are more fully described in the attached Proxy Statement. Only holders of record of the Company’s common limited partnership units, no par value, at the close of business on March 28, 2019 will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors.

WARREN G. LICHTENSTEIN
Executive Chairman

Whether or not you plan to attend the Annual Meeting, please cast your vote online, by telephone or by completing, dating, signing and promptly returning the enclosed proxy card or voting instruction card in the enclosed postage-paid envelope before the Annual Meeting. This will assure that your units are represented at the Annual Meeting.

STEEL PARTNERS HOLDINGS L.P.

590 Madison Avenue, 32nd Floor
New York, New York 10022

PROXY STATEMENT

Annual Meeting of Limited Partners

This Proxy Statement is being furnished to the unitholders of Steel Partners Holdings L.P., a Delaware limited partnership (the “Company,” “we” or “us”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Steel Partners Holdings GP Inc., the general partner of the Company (“General Partner”), for use at the Annual Meeting of Limited Partners of the Company (the “Annual Meeting”) to be held on Friday, May 17, 2019, at 9:00 a.m. local time, at the Beverly Wilshire, 9500 Wilshire Blvd., Beverly Hills, CA 90212 and at any postponements or adjournments thereof.

At the Annual Meeting, unitholders will be asked:

1. To elect seven independent directors to serve on the Board.

2. To approve, on a non-binding, advisory basis, the compensation of our named executive officers (“say-on-pay”).

3. To vote, on a non-binding, advisory basis, on the frequency (every year, two years or three years) of future advisory votes on the compensation of our named executive officers (“say-on-frequency”).

4. To ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

5. To transact any other business as may properly come before the Annual Meeting or any postponement or adjournments of the Annual Meeting.

The Board has fixed the close of business on March 28, 2019 (the “Record Date”) as the record date for the determination of the holders of our common limited partnership units, no par value (the “LP Units”), entitled to notice of and to vote at the Annual Meeting. Each LP Unit entitles the holder thereof to cast one vote on each matter submitted for a vote of the Limited Partners at the Annual Meeting. Unitholders may vote in person or by proxy by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope or, as indicated on the proxy card, by voting on the Internet or by voting by telephone. At the close of business on the Record Date, there were 24,958,667 LP Units outstanding and entitled to vote. There was no other class of voting securities of the Company outstanding on the Record Date.

This Proxy Statement and the accompanying form of proxy are first being sent to holders of the LP Units on or about April 10, 2019. Our Annual Report (the “Annual Report”) on Form 10-K for the fiscal year ended December 31, 2018 (“2018”) is enclosed with this Proxy Statement.

THE ANNUAL MEETING

Date, Time and Place

The Annual Meeting will be held on Friday, May 17, 2019, at 9:00 a.m. local time, at the Beverly Wilshire, 9500 Wilshire Blvd., Beverly Hills, CA 90212.

Matters to be Considered

At the Annual Meeting, unitholders will be asked to consider and cast a vote on the following matters: the election of seven independent directors to the Board; the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; the approval, on a non-binding basis, of the frequency of future advisory votes on the compensation of our named executive officers; and the ratification of the selection of our independent registered public accounting firm.

The Board does not know of any matters to be brought before the Annual Meeting other than as set forth in the notice of Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Record Date; Quorum; List of Limited Partners of Record

Only holders of record of the Company’s LP Units at the close of business on March 28, 2019 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 24,958,667 LP Units outstanding and entitled to vote. A majority of the LP Units outstanding on the Record Date, represented by proxy or in person, will constitute a quorum for the transaction of business at the Annual Meeting. A list of unitholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices for a period of ten days before the Annual Meeting. Unitholders may examine the list for purposes germane to the Annual Meeting.

Voting Rights; Required Vote

Each LP Unit entitles the holder thereof as of the Record Date to cast one vote on each matter submitted for a vote of the Limited Partners at the Annual Meeting.

Proposal 1: Election of Directors.  Pursuant to the Company’s Seventh Amended and Restated Agreement of Limited Partnership (the “LP Agreement”), dated as of October 12, 2017, the director nominees receiving a plurality of the votes cast during the Annual Meeting will be elected to fill seats on the Board. Abstentions are not counted as votes “FOR” or “AGAINST” the election of directors. Limited Partners do not have the right to cumulate their votes in the election of directors.

The Board recommends a vote “FOR” all nominees.

Proposal 2: Approval of Named Executive Officer Compensation.  The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy on the matter. The vote is advisory and therefore not binding on the Compensation Committee, the Board or the Company.

The Board recommends a vote “FOR” this proposal.

Proposal 3: Vote to determine the frequency of future advisory votes on the compensation of our named executive officers: On a non-binding advisory basis, vote to set a one, two or three year interval between say-on-pay votes. The outcome of this vote will be determined by a plurality of the votes cast at the Annual Meeting in person or by proxy on the matter. The vote is advisory and therefore not binding on the Compensation Committee, the Board or the Company.

The Board recommends a vote of “ONE YEAR” for the frequency of future advisory votes on the compensation of our named executive officers.

Proposal 4: Selection of Independent Registered Public Accounting Firm.  Ratification of the selection of Deloitte as our independent registered public accounting firm for the year ending December 31, 2019 requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting in person or by proxy on the matter. The vote is advisory and therefore not binding on the Audit Committee, the Board or the Company.

The Board recommends a vote “FOR” this proposal.

We have been advised that it is the intention of Steel Partners, Ltd. (“SPL”) to vote the LP Units over which it has voting power “FOR” all nominees for director, in favor of Proposal Nos. 2 and 4 and “ONE YEAR” for Proposal No. 3. SPL beneficially owned approximately 26.0% of our outstanding LP Units as of the Record Date. See the LP Units ownership table set forth in “LP Unit Ownership of Principal Unitholders and Management” below for information regarding the ownership of our LP Units.

Voting of Proxies

Unitholders that are “beneficial owners” (your LP Units are held for you in street name, by a bank, broker or other nominee) and “registered unitholders” (your LP Units are held in your own name through our transfer agent, American Stock Transfer & Trust Company, LLC, or you are in possession of unit certificates) may submit their votes before the Annual Meeting by: (a) Internet at www.proxyvote.com or (b) telephone by calling 1-800-690-6903. Additionally, if you received your materials for the Annual Meeting by mail and do not wish to vote by Internet or telephone, you may mail a completed proxy card (in the case of registered unitholders) or voting instruction card (in the case of beneficial owners), in the prepaid envelope that was provided with your Annual Meeting materials. Unitholders wishing to vote by mail should be sure to complete and properly sign the proxy card (registered holders) or voting instruction card (beneficial owners) you received and return it in the prepaid envelope provided and it will be voted in accordance with the specifications made on the proxy card or voting instruction card. If no specification is made on a signed and returned proxy card or voting instruction card, the units represented by the proxy will be voted “FOR” the election to the Board of each of the seven nominees named on the proxy card or voting instruction card, “FOR” the advisory vote on approval of the compensation of our named executive officers, “ONE YEAR” for the frequency of future advisory votes on the compensation of our named executive officers and “FOR” ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and, if any other matters are properly brought before the Annual Meeting, the proxy will be voted as the Board may recommend.

Voting instructions, including instructions for both telephonic and Internet voting, are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate unitholder identities, to allow unitholders to give voting instructions and to confirm that unitholders’ instructions have been recorded properly. A control number, located on the proxy card, will identify unitholders and allow them to vote their LP Units and confirm that their voting instructions have been properly recorded. If you do vote by Internet or telephone, it will not be necessary to return your proxy card.

We encourage unitholders with Internet access to record your vote on the Internet or, alternatively, to vote by telephone. Internet and telephone voting is convenient, saves on postage and mailing costs and is recorded immediately, minimizing risk that postal delays may cause your vote to arrive late and therefore not be counted.

If your LP Units are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

If a unitholder neither returns a signed proxy card, votes by the Internet or by telephone, nor attends the Annual Meeting and votes in person, his, her or its LP Units will not be voted.

If you attend the Annual Meeting, you may also vote in person and any previously submitted votes will be superseded by the vote you cast at the Annual Meeting (attendance at the Annual Meeting will not, in and of itself, constitute a revocation of any previously submitted votes). If your LP Units are held in a brokerage, bank or other institutional account, you must obtain a proxy from that entity showing that you were the record holder as of the close of business on the Record Date in order to vote your LP Units at the Annual Meeting.

Revocability of Proxies

Any proxy signed and returned by a unitholder or voted by telephone or via the Internet may be revoked at any time before it is voted. A proxy may be revoked by giving written notice of revocation to the Secretary of the Company, at the Company’s address set forth herein, by executing and delivering a later-dated proxy, either in writing, by telephone or via the

Internet, or by voting in person at the Annual Meeting. The mere presence at the Annual Meeting of a unitholder who has previously appointed a proxy will not revoke the appointment. Please note, however, that if a unitholder has instructed a broker, bank or nominee to vote his, her or its LP Units, the unitholder must follow the directions received from the broker, bank or nominee to change his, her or its instructions. In the event of multiple online or telephone votes by a unitholder, each vote will supersede the previous vote and the last vote cast will be deemed to be the final vote of the unitholder, unless such vote is revoked in person at the Annual Meeting according to the revocability instructions outlined above.

Attending in Person

Only holders of LP Units as of the Record Date, their proxy holders and our invited guests may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your LP Units in street name, such as by a broker, you must bring proof of your ownership and identification with a photo to the Annual Meeting. For example, you may bring an account statement showing that you beneficially owned LP Units as of the Record Date as acceptable proof of ownership.

Effect of Abstentions and “Broker Non-Votes”

If a registered unitholder indicates on his, her or its proxy card that the unitholder wishes to abstain from voting or a beneficial owner instructs its bank, broker or other nominee that the unitholder wishes to abstain from voting, these LP Units are considered present and entitled to vote at the Annual Meeting. These LP Units will count toward determining whether or not a quorum is present. Because directors are elected by a plurality of votes cast in elections, abstentions will have no effect on the outcome of Proposal No. 1, concerning the election of the seven nominees to our Board. Similarly, abstentions will have no effect on Proposal No. 2, concerning the non-binding, advisory vote on executive compensation, Proposal No. 3, concerning the frequency of future advisory votes on the compensation of our named executive officers, and Proposal No. 4, concerning the ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

A “broker non-vote” occurs when a beneficial owner does not provide his or her broker with instructions as to how to vote the LP Units (“uninstructed units”) and the broker does not vote on a particular proposal because they do not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Brokers may not vote on “non-routine” proposals unless they have received voting instructions from the beneficial owner and, to the extent that they have not received voting instructions, brokers report such number of LP Units as “non-votes.” Each of Proposals No. 1, 2 and 3 are considered “non-routine,” which means that brokerage firms may not vote in their discretion regarding these items on behalf of beneficial owners who have not furnished voting instructions; however, such uninstructed units will be counted towards establishing a quorum. Therefore, we encourage you to vote your LP Units by Internet, telephone or by signing and returning your proxy card or voting instruction card with complete voting instructions before the Annual Meeting, so that your LP Units will be represented and voted at the Annual Meeting even if you cannot attend in person.

Brokers do have authority to vote uninstructed units for or against “routine” proposals. Proposal No. 4, ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019, constitutes a “routine” proposal. Accordingly, a broker may vote uninstructed units “FOR” or “AGAINST” Proposal No. 4 and such votes will count towards establishing a quorum.

The inspector of elections appointed for the Annual Meeting will separately tabulate the relevant affirmative and negative votes, abstentions and broker non-votes for each proposal.

Adjournment of Annual Meeting

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of additional proxies. The chairperson of the Annual Meeting shall have the power to adjourn the Annual Meeting. If the Annual Meeting is postponed or adjourned, a unitholder’s proxy may remain valid and may be voted at the postponed or adjourned meeting. A unitholder still will be able to revoke the unitholder’s proxy until it is voted.

Expenses of Soliciting Proxies

Our Board is soliciting the proxy included with this Proxy Statement for use at the Annual Meeting. We will pay the expenses of soliciting proxies for the Annual Meeting. After the mailing of the proxy cards and other soliciting materials, we and/or our agents, including our directors, officers or employees, also may solicit proxies by mail, telephone, facsimile, email or in person. After the mailing of the proxy cards and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our LP Units forward copies of the proxy cards and other soliciting materials to persons for whom they hold LP Units and request authority for the exercise of proxies. We will reimburse the record holders for their reasonable expenses if they ask us to do so. Our directors, officers and employees will not receive any additional compensation for any soliciting efforts in which they may be engaged.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Friday, May 17, 2019

This Proxy Statement and our Annual Report are available on our website, www.steelpartners.com under “Investor Relations – SEC Filings.”

Annual Report and Company Information

A copy of our Annual Report to unitholders is being furnished to unitholders concurrently herewith.

The Company will mail without charge, upon written request, a copy of the Annual Report, including the financial statements and list of exhibits. Unitholders may request a written copy of our Audit Committee Charter, Compensation Committee Charter, Corporate Governance and Nominating Committee Charter, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, by writing to our Corporate Secretary. Requests should be sent to:

Steel Partners Holdings L.P.
Attn: Corporate Secretary
590 Madison Avenue
32nd Floor
New York, New York 10022

Each of these documents is also available on our website, www.steelpartners.com under “Corporate Governance” for the Committee charters and “Investor Relations – SEC Filings” for the Annual Report.

No Right of Appraisal

Neither the Delaware Limited Partnership Act nor the LP Agreement provide for appraisal or other similar rights for dissenting unitholders in connection with any of the proposals to be voted upon at the Annual Meeting.

Independent Registered Public Accounting Firm

We have been advised that representatives of Deloitte will not be in attendance at the Annual Meeting, but will be available via teleconference.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by the use of such words as “expects,” “anticipates,” “intends,” “hopes,” “believes,” “could,” “may,” “will,” “projects” and “estimates,” and other similar expressions, but these words are not the exclusive means of identifying such statements. We caution that a variety of factors, including but not limited to the following, could cause our results to differ materially from those expressed or implied in our forward-looking statements: our ability to deploy our capital in a manner that maximizes unitholder value; the ability to identify suitable acquisition candidates or business and investment opportunities; the inability to realize the benefits of net operating losses of our affiliates and subsidiaries; the ability to consolidate and manage our newly acquired businesses; fluctuations in demand for our products and services; general economic conditions; and other risks detailed from time to time in filings we make with the Securities and Exchange Commission (“SEC”), including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. Except as required by law, we assume no obligation to update any forward-looking information that is included in this Proxy Statement.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

At the Annual Meeting, unitholders are being asked to elect seven directors to serve on the Board until the next annual meeting or until their successors are elected and qualified. In addition to the nominees listed below, pursuant to the LP Agreement, SP General Services LLC (“SPGS” or the “Manager”) has designated Warren G. Lichtenstein and Jack L. Howard to serve as directors effective as of the date of the Annual Meeting.

The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote “FOR” the seven nominees named by the Board and listed on the following table. The Board does not expect that any of the nominees will be unavailable for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for the substitute nominees as the Board may propose.

With the exception of Rory H. Tahari, each of the following nominees is currently serving as a director. Each of the biographies of the nominees for election as directors below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the past five years and the experience, qualifications, attributes and skills that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should be nominated for election as a director of the General Partner at the Annual Meeting. The following information is as of the Record Date.

Name	Age	Position With The Company	Director Since
Warren G. Lichtenstein	53	Executive Chairman	2009
Jack L. Howard	57	President, Director	2011
John P. McNiff (1)(2)(3)(4)(5)(6)	58	Director	2009
Joseph L. Mullen (1)(2)(6)(7)	72	Director	2009
General Richard I. Neal (1)(2)(4)	76	Director	2009
Lon Rosen (1)(6)	60	Director	2017
Eric P. Karros (1)(4)	51	Director	2018
James Benenson III (1)(6)	40	Director	2018
Rory H. Tahari (8)	47	Director Nominee	N/A

(1)	Independent Director.

(2)	Member of Audit Committee.

(3)	Chairman of Audit Committee.

(4)	Member of Corporate Governance and Nominating Committee.

(5)	Chairman of Corporate Governance and Nominating Committee.

(6)	Member of Compensation Committee.

(7)	Chairman of Compensation Committee.

(8)	If elected to the Board, we expect Ms. Tahari to serve on the Compensation Committee and to be deemed an independent director.

Until his retirement from the Board on May 24, 2018, Allan Tessler served as an independent member of our Board and member of the Company’s Corporate Governance and Nominating Committee. Mr. Tessler had been a member of our Board since July 15, 2009. On November 1, 2018, the Board, upon the recommendation of the Corporate Governance and

Nominating Committee, increased the size of the Board and appointed James Benenson III and Eric P. Karros, filling the vacancies on the Board.

John P. McNiff has been a member of the Board since July 15, 2009. He has been Chairman of Discovery Capital Management, LLC, a multi-strategy hedge fund, since 2004. Mr. McNiff has served as a director of ICM Insurance, a New York corporation, since 1999. In 1993, Mr. McNiff co-founded Longwood Investment Advisors, Inc., a Pennsylvania corporation, and served as President from 1993 until 2005. In 1991, Mr. McNiff also co-founded Radnor Holdings Corporation, a diversified chemical manufacturer, and served as its Senior Vice President, from 1991 until 2004. From 1988 until 1991, Mr. McNiff served as Vice President of Corporate Development of Airgas, a publicly traded New York Stock Exchange company. From 1986 until 1988, Mr. McNiff was an associate at the law firm of Davis Polk & Wardwell. Mr. McNiff has served on the boards of Colonial Penn Insurance Company, Lincoln Mortgage Company, Chartwell Investment Partners, Radnor Holdings Corporation, Insurance Capital Management, Cooke & Bieler and Alliance Healthcare. He holds a B.A. from Yale University and a J.D. from New York University School of Law.

The Board has determined that Mr. McNiff’s extensive knowledge of securities law and financial management and his service on numerous boards enable him to assist in the management of the Company.

Joseph L. Mullen has been a member of the Board since July 15, 2009. Mr. Mullen served as a director of our predecessor entity WebFinancial Corporation (“WebFinancial”) from 1995 until December 2008. Since January 1994, Mr. Mullen has served as Managing Partner of Li Moran International, Inc., a management consulting company, and has functioned as a senior officer overseeing the merchandise and marketing departments for such companies as Leewards Creative Crafts Inc. and Office Depot of Warsaw, Poland. Mr. Mullen previously served on the Board of Trustees for Benjamin Franklin Classical Charter Public School in Franklin, MA.

The Board has determined that Mr. Mullen’s experience as a member of various audit committees, including membership on the audit committee of WebFinancial, as well as over 20 years’ experience working with various banks and retailers and as Vice President of Hills Department Stores with line item responsibility enable him to assist in the management of the Company.

General Richard I. Neal has been a member of the Board since July 15, 2009. Since his retirement from the Marine Corps in 1998, General Neal has been the President of four intellectual property licensing companies. He was the Senior Mentor for the United States Marine Corps for five years and is a Senior Fellow for the National Defense University. General Neal currently serves as a director of Humanetics Corporation and Berkeley Springs Instruments and is a Trustee for Norwich University. He was a Senior Fellow for the Institute for Defense and Business at the University of North Carolina. He was a director for United Industrial Corporation and for AgustaWestland Inc. He was also a director and the Chairman of the Military Officers Association of America. Following graduation from Northeastern University in 1965, he was commissioned as a Second Lieutenant in the Marine Corps. For the next thirty-five years, General Neal commanded at every level within the Marine Corps; battery, battalion, brigade and as the Second Marine Division Commander. He served two tours in the Republic of Vietnam. During Operation Desert Storm, General Neal served as the Deputy Director of Operations for U.S. Central Command and was also responsible for briefing the international press on the war. Before his retirement in 1998, General Neal’s last assignment was as the Assistant Commandant of the Marine Corps. General Neal holds a B.S. in History and Education from Northeastern University and a M.Ed. from Tulane University and is a graduate of the National War College.

The Board has determined that General Neal’s unique experience in negotiating licensing agreements, developing financial settlements and collecting and distributing royalties, along with his experience as Chairman of the 38-member Board of the Military Officers Association of America that represents a membership of 375,000 and is intimately involved in governance issues and policy development, enable him to assist in the management of the Company.

Lon Rosen has been a member of the Board since December 13, 2017. Mr. Rosen has been the Executive Vice President and Chief Marketing Officer for the Los Angeles Dodgers since July 2012. Mr. Rosen previously served in the same role in 2004 to 2005. From 2005 until 2009, Mr. Rosen worked for the William Morris Agency and, from 2009 until 2011, Mr. Rosen worked for Lagardère Group. From January 2011 until July 2012, Mr. Rosen worked for Magic Johnson Enterprises. Mr. Rosen graduated from the University of Southern California in 1981. Upon graduating, Mr. Rosen worked as Director of Promotions for the Forum (Inglewood, California) and the Los Angeles Lakers from 1981 to 1987. In 1987, Mr. Rosen started his own company, First Team Marketing, which he ran until 2012. Mr. Rosen has been Magic Johnson’s personal agent since 1987 and has held a number of positions over the years in the sports and entertainment industry.

The Board has determined that Mr. Rosen’s broad business experience and managerial skills enable him to assist in the management of the Company.

Eric P. Karros has been a member of the Board since November 1, 2018. Mr. Karros has been a television analyst for FOX Sports since 2007 and also works for the Los Angeles Dodgers through speaking and community engagements. He was previously a television analyst for ESPN. Mr. Karros currently serves as an advisory board member for West Coast Sports Associates. Mr. Karros played in Major League Baseball from 1991 to 2004 for the Los Angeles Dodgers, Chicago Cubs and Oakland Athletics. Mr. Karros received a degree in economics from the University of California at Los Angeles.

The Board has determined that Mr. Karros’ leadership skills and business experience, including his membership on the advisory board of a prestigious non-profit organization, enable him to assist in the management of the Company.

James Benenson III has been a member of the Board since November 1, 2018. Mr. Benenson has been a director and Co-President of Summa Holdings, Inc. since 1998. He has also been director and Co-President of Industrial Manufacturing Company and Industrial Manufacturing Company International, two operating subsidiaries of Summa Holdings, Inc., for over 12 years. These three companies are a collection of global manufacturers of industrial products with over 3,500 employees in twenty-two countries. Mr. Benenson is a director of the Vesper Foundation, chairman of Rehearsal for Life, a theater-based youth education program in Boston, and a director of Root Capital, a non-profit lender to agricultural businesses in the developing world. He is also a member of the Young Presidents Organization. Mr. Benenson served on the Development Committee of the Alumni Council of Grace Church School in New York City and as an Associate Chair for reunion giving at The Hotchkiss School and Harvard College. Mr. Benenson received a Bachelor of Arts Degree in History and Literature from Harvard College.

The Board has determined that Mr. Benenson’s broad business and leadership experience as well as his experience within the manufacturing industry enable him to assist in the management of the Company.

Rory H. Tahari co-founded State of Mind Partners in 2018, a strategic branding firm. From 2006 to 2016, Ms. Tahari served as the Chief Marketing Officer and President of Elie Tahari, a fashion brand. Ms. Tahari has been a board member of Elie Tahari since 2017 and also serves as a board advisor of fashion, health and nutraceutical brands. Ms. Tahari received a Bachelor of Arts in Journalism from the School of Communications at Boston University.

The Board has determined that Ms. Tahari’s extensive business and leadership experience, her expertise in branding and her experience with various boards enable her to assist in the management of the Company.

Additional Directors

In addition to the nominees listed above, pursuant to the LP Agreement, SPGS has designated Warren G. Lichtenstein and Jack L. Howard to serve as directors effective as of the date of the Annual Meeting.

Warren G. Lichtenstein served as the Chairman of the Board of the General Partner from July 15, 2009 to February 26, 2013 and has served as Executive Chairman of the General Partner since February 2013. He served as the Chief Executive Officer of the General Partner from July 15, 2009 until February 26, 2013, at which time he became the Executive Chairman. Mr. Lichtenstein is the founder of Steel Partners and has been associated with the Company and its predecessors and affiliates since 1990. Mr. Lichtenstein has served on the board of directors of over twenty public companies. He has served as Chairman of the Board of Handy & Harman Ltd. (formerly known as WHX Corporation) (“HNH”), a wholly-owned subsidiary of the Company which was previously NASDAQ-listed, since July 2005. Mr. Lichtenstein served as Chairman of the Board of Steel Connect, Inc. (formerly known as ModusLink Global Solutions, Inc.) (“Steel Connect”) from March 2013 until June 2016, at which time he was appointed Executive Chairman. Mr. Lichtenstein has served as interim Chief Executive Officer of Steel Connect since December 4, 2018, a role he previously held from March 2016 to June 2016. Mr. Lichtenstein has served as a director of Aerojet Rocketdyne Holdings, Inc. (“AJRD”), a NYSE-listed manufacturer of aerospace and defense products and systems with a real estate business segment, since March 2008, serving as the Chairman of the Board from March 2013 to June 2016 and as Executive Chairman since June 2016. Mr. Lichtenstein has served as a director of Steel Excel Inc. (“Steel Excel”), a wholly-owned subsidiary of the Company which was previously NASDAQ-listed, since October 2010 and Chairman of the Board since May 2011. In 2011, Mr. Lichtenstein founded Steel Sports, Inc., a subsidiary of Steel Excel dedicated to building a network of participatory and experience-based sports-related businesses, with a particular emphasis on youth sports. He served as a director of SL Industries, Inc. (“SLI”), a company that designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment, from March 2010 to June 2016 (when SLI was acquired by the Company). He previously served as a director (formerly Chairman of the Board) of SLI from January 2002 to May 2008 and served as Chief Executive Officer from February 2002 to August 2005. SLI was listed on the New York Stock Exchange until its acquisition as a wholly-owned subsidiary of the Company effective June 1, 2016. Mr. Lichtenstein is also a director of the Steel Foundation and of the Federal Law Enforcement Foundation.

The Board has determined that Mr. Lichtenstein’s extensive experience in corporate finance, executive management and investing, his service as a director and advisor to a diverse group of public companies and his significant operations experience in manufacturing, aerospace, defense, banking and Steel Business System (the methodology the Company uses to invest and manage its businesses) enable him to lead in the management of the Company.

Jack L. Howard has served as our President since July 15, 2009 and has been a member of our Board of Directors since October 18, 2011. He also served as the Company’s Assistant Secretary from July 15, 2009 until September 19, 2011 and as the Company’s Secretary from September 19, 2011 until January 2012. Mr. Howard has been associated with the Company and its predecessors and affiliates since 1993. Mr. Howard has been a registered principal of Mutual Securities, Inc. (“Mutual Securities”), a FINRA registered broker-dealer, since 1989. Mr. Howard has been a director of HNH since July 2005 and previously served as Vice Chairman of the HNH Board and Principal Executive Officer. Mr. Howard has been a director of Steel Excel since December 2007 and previously served as Vice Chairman of the Steel Excel Board and Principal Executive Officer. Since February 15, 2018, Mr. Howard has been the Executive Chairman of WebBank. He is the President of SPGS. He currently holds the securities licenses of Series 7, Series 24, Series 55 and Series 63. Mr. Howard has served on the Board of Steel Connect since December 15, 2017.

The Board has determined that Mr. Howard’s managerial and investing experience in a broad range of businesses, as well as his service on the boards of directors and committees of both public and private companies, allow him to effectively lead the management of the Company.

Required Vote and Board Recommendation

If a quorum is present, the director nominees receiving a plurality of the votes cast during the Annual Meeting will be elected to fill the seats of our Board. Limited Partners do not have the right to cumulate their votes in the election of directors.

If you hold your LP Units in your own name and indicate that you wish to abstain from voting on other matters, your abstention will be counted as present for purposes of determining if a quorum is present. If you hold your LP Units through a broker and you do not instruct the broker on how to vote on this proposal your broker will not have the authority to vote your LP Units with respect to the election of directors to our Board. Such abstentions and broker non-votes will have no effect on the outcome of the election of directors to our Board, but such LP Units will be counted for purposes of establishing a quorum.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE.

INFORMATION CONCERNING
THE BOARD OF DIRECTORS AND BOARD COMMITTEES

Director Independence

The Board has undertaken its annual review of director independence. During this review, the Board considered all transactions and relationships between each current director and nominee for director or any member of such person’s immediate family and the Company, and its subsidiaries and affiliates. The purpose of this review is to determine whether any relationship or transaction is considered a “material relationship” that would be inconsistent with a determination that a director is independent. In assessing the independence of our directors, our Board has reviewed and analyzed the standards for independence required under the NYSE listing standards, including NYSE listing standard 303A.02, which include a series of objective tests, such as that a director may not be our employee or officer, and that the director has not engaged in various types of business dealings with us. The Board affirmatively determined that, of our current directors and director nominees, Messrs. McNiff, Mullen, Karros, Benenson and Rosen, General Neal and Ms. Tahari qualify as “independent” in accordance with the NYSE listing standards.

Board Structure and Risk Oversight

The Board is currently comprised of eight members, four of whom were elected by our unitholders at our 2018 Annual Meeting of Limited Partners, two of whom were appointed to fill vacancies on the Board and two of whom were appointed by SPGS. Following our Annual Meeting, we expect the Board to be comprised of nine members, seven of whom will have been elected by our unitholders and two of whom will be appointed by SPGS. Warren G. Lichtenstein, the Chairman and Chief Executive Officer of SPGS, served as the Chairman of the Board and Chief Executive Officer from July 2009 to February 2013 and has served as Executive Chairman since February 2013. We determined it was in the Company’s best interest to combine the roles of Chairman and Chief Executive Officer to ensure a strong leadership for the Board, particularly since SPGS is tasked with the day-to-day management of the Company. We do not have a Lead Independent Director. Rather, the Company’s six independent directors (seven after our Annual Meeting), who are the sole members of the Audit, Compensation and Corporate Governance and Nominating Committees, provide strong independent leadership for each of these committees. The independent directors meet in executive session from time to time, as deemed appropriate in their discretion, in their various capacities, and as to the Audit Committee, the three independent directors meet in executive sessions with our outside independent registered public accounting firm on a regular basis. At each meeting of the independent directors, in lieu of having a Lead Independent Director, the directors rotate the presiding position among the chairs of the Board committees.

The Company is managed by SPGS, pursuant to the terms of the Sixth Amended and Restated Management Agreement, by and between Steel Services Ltd. (“Steel Services”), a wholly-owned subsidiary of the Company, and SPGS (the “Management Agreement”), as discussed in further detail in the section entitled “Executive Compensation - The Management Agreement and the Incentive Unit Agreement” on page 25. From its founding in 1990, SPGS and its affiliates have focused on increasing value for investors in the entities it has managed, including the Company.

The Board is actively involved in overseeing the Company’s risk management processes. The Board focuses on the Company’s general risk management strategy and the most significant risks facing the Company, including environmental, safety, litigation and cybersecurity risks, and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of the Company’s businesses, and the Board and management actively engage in discussion on these topics.

Each of the Board’s committees considers risk within its area of responsibility. For example, the Audit Committee provides oversight of legal and compliance matters and assesses the adequacy of the Company’s risk-related internal controls. The Compensation Committee considers risk and analyzes our executive compensation programs to ensure SPGS is providing incentives to appropriately reward executives for growth without undue risk taking.

Annual Meeting Attendance

We strongly encourage directors to attend our annual meetings of Limited Partners. Other than Messrs. Mullen and Howard, each of our then directors attended our 2018 Annual Meeting of Limited Partners held on May 24, 2018, in person or telephonically.

Meetings of the Board

During 2018, the Board met eight times and acted by unanimous written consent six times. Each director attended over 75% of the aggregate number of meetings of the Board and the meetings held by committees of the Board during the period such director served on the Board or applicable committee during 2018.

Committees of the Board

Standing committees of the Board consist of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each committee operates under a written charter approved by the Board. Each of the charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website at www.steelpartners.com. Each of these charters also is available in print to any unitholder upon request.

Audit Committee

The members of our Audit Committee are John P. McNiff (Chairman), Joseph L. Mullen and General Richard I. Neal. Each of Messrs. McNiff and Mullen and General Neal are non-employee members of the Board. After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with the General Partner that might affect their independence from the General Partner, the Board has determined that (i) all current Audit Committee members are “independent” as that concept is defined in Section 10A of the Exchange Act, (ii) all current Audit Committee members are financially literate and (iii) Mr. McNiff, who is independent, qualifies as an “audit committee financial expert” under the applicable rules promulgated pursuant to the Exchange Act. Unitholders should understand that this designation is a disclosure requirement of the SEC related to the experience and understanding of Mr. McNiff with respect to certain accounting and auditing matters. The designation of audit committee financial expert does not impose upon Mr. McNiff any duties, obligations or liabilities that are greater than are generally imposed on any such director as a member of the Audit Committee and the Board and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liabilities of the other members of the Audit Committee or the Board.

The Audit Committee met eight times and acted by unanimous written consent two times during 2018. The Audit Committee assists the full Board in its general oversight of our financial reporting, internal controls and audit functions and is directly responsible for the appointment, compensation and retention of our independent registered public accounting firm, which reports to the Audit Committee. In addition, any related-person transactions, excluding certain limited compensation matters involving our directors or executive officers, which are delegated to the Compensation Committee, must be reviewed and approved by the Audit Committee or another independent body of the Board.

Compensation Committee

The members of our Compensation Committee are Joseph L. Mullen (Chairman), John P. McNiff, James Benenson III and Lon Rosen. If elected to the Board, we expect Ms. Tahari to serve on the Compensation Committee. Each of Messrs. Mullen, McNiff, Benenson and Rosen are non-employee members of the Board. The Compensation Committee reviews compensation arrangements and personnel matters. The Compensation Committee Charter provides that the Compensation Committee may delegate certain duties to a consultant and/or advisor. The Compensation Committee met five times during 2018.

Corporate Governance and Nominating Committee

The members of our Corporate Governance and Nominating Committee are John P. McNiff (Chairman), General Richard I. Neal and Eric P. Karros. Allan Tessler was a member of our Corporate Governance and Nominating Committee until his retirement from the Board on May 24, 2018. Each of Messrs. McNiff and Karros and General Neal are non-employee members of the Board.

The Corporate Governance and Nominating Committee met three times during 2018. The Corporate Governance and Nominating Committee is responsible for reviewing the qualifications of potential candidates for membership on our Board and recommending such candidates to the full Board. In addition, the Corporate Governance and Nominating Committee makes recommendations regarding the structure and composition of our Board and advises and makes recommendations to the full Board on matters concerning corporate governance. In addition, the Corporate Governance and Nominating Committee determines, on an annual basis, which members of our Board meet the definition of “independent” as defined in the NYSE listing standards, and reviews and discusses any relationships with a director that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

Consideration of Director Nominees; New Nominees for Director

Director Qualifications

The goal of the Corporate Governance and Nominating Committee is to identify nominees who will contribute to our overall corporate goals and objectives. In making such evaluation, the Corporate Governance and Nominating Committee considers a nominee’s character, judgment, business experience, personal and professional background, areas of expertise and contribution to diversity of the Board in light of its then-current composition and the Corporate Governance and Nominating Committee’s assessment of the perceived needs of the Board. The Corporate Governance and Nominating Committee considers the qualifications of each potential nominee not only for their individual strengths, but also for the potential contribution to the Board as a group. In addition, the Corporate Governance and Nominating Committee considers the level of the candidate’s commitment to active participation as a director, both at board and committee meetings and otherwise. The Corporate Governance and Nominating Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our unitholders. Further, the Corporate Governance and Nominating Committee does not have a formal policy with respect to the consideration of diversity when assessing directors and directorial candidates but considers diversity as part of its overall assessment of the Board’s functioning and needs. When appropriate, the Corporate Governance and Nominating Committee may retain executive recruitment firms to assist it in identifying suitable candidates. After its evaluation of potential nominees, the Corporate Governance and Nominating Committee submits its chosen nominees to the Board for approval.

Limited Partner Nominees

The Corporate Governance and Nominating Committee will consider Limited Partner recommendations for director candidates. If a Limited Partner would like to recommend a director candidate for the 2020 Annual Meeting of Limited Partners, the Limited Partner must deliver the recommendation to our Corporate Secretary at our principal executive offices no later than 90 days prior to and no earlier than 120 days prior to May 18, 2020, the date that is the one year anniversary of the Annual Meeting (the deadline for nominations for the 2020 Annual Meeting of Limited Partners is therefore between January 17, 2020 and no later than February 18, 2020). Notwithstanding the foregoing, if the 2020 Annual Meeting of Limited Partners occurs on a date more than 30 days earlier or 70 days after the date that is the one year anniversary of the Annual Meeting, then notice by the Limited Partner to be timely for the 2020 Annual Meeting must be delivered no later than 90 days prior to and no earlier than 120 days prior to the actual date of the 2020 Annual Meeting of Limited Partners or 10 days following the day on which public announcement (in a filing under the Exchange Act or by press release) of the date of the 2020 Annual Meeting of Limited Partners is first made by our Board.

Recommendations for candidates should be accompanied by personal information about the candidate, including a list of the candidate’s references, the candidate’s resume or curriculum vitae and the other information that would be required in the Limited Partner notice required by Section 13.4(c)(v) of the LP Agreement. A Limited Partner recommending a candidate may be asked to submit additional information as determined by the Corporate Governance and Nominating Committee and as necessary to satisfy the rules of the SEC. If a Limited Partner’s recommendation is received within the time period set forth above and the Limited Partner has met the criteria set forth above, the Corporate Governance and Nominating Committee will evaluate such candidate, along with the other candidates being evaluated by the Corporate Governance and Nominating Committee, in accordance with the committee’s charter and corporate governance principles, and will apply the criteria described under “Consideration of Director Nominees; New Nominees for Director—Director Qualifications” above.

There have been no changes to the procedures by which our security holders may recommend nominees to our Board since the filing of our Definitive Proxy Statement on April 23, 2018 for our 2018 Annual Meeting of Limited Partners, which was held on May 24, 2018.

Communication with the Board

You may contact the Board by mail to: Board of Directors, c/o Corporate Secretary, Steel Partners Holdings L.P., 590 Madison Avenue, 32nd Floor, New York, New York 10022. An employee will forward these letters directly to the Board. We reserve the right not to forward to the Board any abusive, threatening or otherwise inappropriate materials.

Code of Ethics

The General Partner has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of its directors, officers and employees. The Code of Conduct is reasonably designed to deter wrongdoing and to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) compliance with applicable governmental laws, rules and regulations, (iii) the prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the Code of Conduct and (iv) accountability for adherence to the Code of Conduct. The Code of Conduct is available on the Company’s website at www.steelpartners.com. Amendments to the Code of Conduct and any grant of a waiver from a provision of the Code of Conduct requiring disclosure under applicable SEC rules will be disclosed on the Company’s website at www.steelpartners.com.

Corporate Governance Guidelines

The General Partner has adopted a set of corporate governance guidelines that applies to all of our directors, officers, employees and representatives. Our Corporate Governance Guidelines are available on our website at www.steelpartners.com.

LP UNIT OWNERSHIP OF PRINCIPAL UNITHOLDERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of our LP Units as of March 28, 2019, by (a) each beneficial owner of 5% or more of our outstanding LP Units known to us, (b) each director of the General Partner, (c) each “named executive officer” of the General Partner and (d) all directors and executive officers of the General Partner as a group.

The percentage of beneficial ownership for the table is based on 24,958,667 LP Units outstanding as of March 28, 2019. To our knowledge, except under community property laws or as otherwise noted, the persons and entities named in the table have sole voting and sole investment power over their LP Units. Unless otherwise indicated in the footnotes to the table below, each beneficial owner listed below maintains a mailing address of c/o Steel Partners Holdings L.P., 590 Madison Avenue, 32nd Floor, New York, New York 10022.

The number of LP Units beneficially owned by each unitholder is determined under SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those LP Units over which the unitholder has sole or shared voting or investment power and those LP Units that the unitholder has the right to acquire within 60 days after March 28, 2019, including through the exercise of an option or the vesting of a restricted stock unit, or “RSU.” The “Percentage of Units Outstanding” column treats as outstanding all LP Units underlying options that are exercisable within 60 days after March 28, 2019 or vesting of an RSU held by the directors and named executive officers individually and as a group, but not LP Units underlying equity awards that are exercisable by other unitholders.

	LP Units Beneficially Owned
Name of Beneficial Owner	Number of Units (1)		Percentage of Units Outstanding (1)(2)
Directors and Named Executive Officers:
Jack L. Howard	4,045,332	(3)	16.2%
Warren G. Lichtenstein	9,572,140	(4)	38.4%
John P. McNiff	163,748	(5)	*
Joseph L. Mullen	46,521	(6)	*
General Richard I. Neal	44,076	(7)	*
Lon Rosen	1,437	(8)	*
James Benenson III	140,425	(9)	*
Eric P. Karros	0		_
Rory H. Tahari	0	(10)	_
William T. Fejes, Jr.	129,813	(11)	*
Douglas B. Woodworth	55,089	(12)	*
Directors and executive officers as a group (10 persons)	14,198,581		56.9%
5% Unitholders:
Steel Partners, Ltd.	6,493,811	(13)	26.0%
SPH SPV-I LLC	1,540,706	(14)	6.2%
Entities affiliated with Entrust Partners LLC	2,163,601	(15)	8.7%

*	Less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to the units. The percentage of LP Units owned is based on 24,958,667 LP Units outstanding as of March 28, 2019, exclusive of treasury units. For each of Messrs. McNiff and Mullen and General Neal, the number of LP Units includes (i) 1,316 restricted LP Units which will vest on May 26, 2019, (ii) 1,760 restricted LP Units which will vest on May 27, 2019 and (iii) 1,437 restricted LP Units which will vest on May 25, 2019. For Mr. Rosen, the number of LP Units consists of 1,437 restricted LP Units which will vest on May 25, 2019. For Mr. Fejes, the number of LP Units includes 100,000 unvested restricted LP Units over which Mr. Fejes may exercise full voting rights. For Mr. Woodworth, the number of LP Units includes 50,000 unvested restricted LP Units over which Mr. Woodworth may exercise full voting rights.

(2)
Absent banking regulatory approval, voting rights are forfeited with respect to all LP Units in excess of 9.9% (other than the General Partner, the Manager or their respective affiliates), and such LP Units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes.

(3)
Consists of the following: (i) 1,679,178 LP Units held directly by Mr. Howard, including LP Units held by an entity that is 100% controlled by him; (ii) 1,519,552 LP Units owned by the II Trust; (iii) 747,938 LP Units owned by the III Trust; (iv) 61,358 LP Units owned by the Article V Trust; and (v) 37,306 LP Units owned by EMH Howard, LLC (“EMH”). Mr. Howard is the trustee of the II Trust, the III Trust and the Article V Trust and the managing member of EMH. Accordingly, Mr. Howard may be deemed to have investment and voting power with respect to the LP Units held by the II Trust, the III Trust, the Article V Trust and EMH. Mr. Howard does not have a pecuniary interest in the LP Units owned by the II Trust, the III Trust or the Article V Trust and disclaims beneficial ownership of the LP Units owned by EMH, except to the extent of his pecuniary interest therein. In addition, Mr. Howard holds directly 297,942 of the Company’s 6.0% Series A preferred units, no par value (“Preferred Units”), and EMH holds 108,190 Preferred Units. The Preferred Units do not have voting rights.

(4)
Consists of the following: (i) 1,037,623 LP Units held directly by Mr. Lichtenstein; (ii) 6,362,920 LP Units owned by WGL Capital LLC (“WGL”), a subsidiary of SPL; (iii) 130,891 LP Units owned by SPL; (iv) 1,540,706 LP Units owned by SPH SPV-I LLC (“SPH SPV”) excluding the LP Unit disclosed in clause (ii) of footnote (12); and (v) 500,000 LP Units held in a grantor retained annuity trust. Mr. Lichtenstein is the manager of WGL, the Chief Executive Officer and a control person of SPL, the managing member of SPH SPV and the trustee of the grantor retained annuity trust. Accordingly, Mr. Lichtenstein may be deemed to have investment and voting power with respect to the LP Units owned by WGL, SPL, SPH SPV and the grantor retained annuity trust. Mr. Lichtenstein disclaims beneficial ownership of the LP Units owned by WGL, SPL, SPH SPV and the grantor retained annuity trust, except to the extent of his pecuniary interest therein. In addition, Mr. Lichtenstein holds directly 514,661 Preferred Units. The Preferred Units do not have voting rights.

(5)
Consists of the following: (i) 44,581 LP Units held directly by Mr. McNiff, including restricted LP Units which will vest within 60 days of March 28, 2019 (see footnote 1); (ii) 45,816 LP Units owned by the John and Evelyn McNiff Trust (the “McNiff Trust”); and (iii) 73,351 LP Units owned by the Evelyn B Olin Irrevocable Trust (the “Olin Trust”). Mr. McNiff is a co-trustee of the McNiff Trust and a co-trustee of the Olin Trust. Accordingly, Mr. McNiff may be deemed to have investment and voting power with respect to the LP Units held by the McNiff Trust and the Olin Trust. Mr. McNiff disclaims beneficial ownership of the LP Units owned by the McNiff Trust and the Olin Trust, except to the extent of his pecuniary interest therein.

(6)	Consists of 46,521 LP Units held directly by Mr. Mullen, including restricted LP Units which will vest within 60 days of March 28, 2019 (see footnote 1).

(7)	Consists of 44,076 LP Units held directly by General Neal, including restricted LP Units which will vest within 60 days of March 28, 2019 (see footnote 1).

(8)	Consists of 1,437 restricted LP Units which will vest within 60 days of March 28, 2019 (see footnote1).

(9)
Consists of 140,425 LP Units held directly by Summa Holdings, Inc. (“Summa”), an entity controlled by Mr. Benenson. Mr. Benenson may be deemed to have investment and voting power with respect to the LP Units held by Summa. Mr. Benenson disclaims beneficial ownership of the LP Units held by Summa, except to the extent of his pecuniary interest therein.

(10)	Ms. Tahari is a first-time director nominee.

(11)	Consists of 129,813 LP Units held directly by Mr. Fejes, including unvested restricted LP Units over which Mr. Fejes may exercise full voting rights (see footnote 1).

(12)
Consists of the following: (i) 55,088 LP Units held directly by Mr. Woodworth, including unvested restricted LP Units over which Mr. Woodworth may exercise full voting rights (see footnote 1); and (ii) 1 LP Unit allocated to Mr. Woodworth’s sub-account within SPH SPV. Mr. Woodworth also holds directly 6,219 Preferred Units. The Preferred Units do not have voting rights.

(13)
Consists of the following: (i) 130,891 LP Units owned by SPL; and (ii) 6,362,920 LP Units owned by WGL. SPL is the sole member of WGL. Mr. Lichtenstein is the Chief Executive Officer and a control person of SPL and the manager of WGL. Accordingly, Mr. Lichtenstein and SPL may be deemed to have shared investment and voting power with respect to the LP Units owned by SPL and Mr. Lichtenstein, SPL and WGL may be deemed to have shared investment and voting power with respect to the LP Units owned by WGL. Mr. Lichtenstein disclaims beneficial ownership of the LP Units owned by SPL, except to the extent of his pecuniary interest therein, and each of Mr. Lichtenstein and SPL disclaims beneficial ownership of the LP Units owned by WGL, except to the extent of his or its pecuniary interest therein.

(14)
Consists of 1,540,706 LP Units owned directly by SPH SPV (excluding the LP Units disclosed in clause (ii) of footnote 12). Mr. Lichtenstein is the managing member of SPH SPV. Accordingly, Mr. Lichtenstein and SPH SPV may be deemed to have shared investment and voting power with respect to the LP Units owned by SPH SPV. Mr. Lichtenstein disclaims beneficial ownership of the LP Units owned SPH SPV, except to the extent of his pecuniary interest therein.

(15)
Based solely on information contained in Amendment No. 5 to the Schedule 13G filed by Entrust Partners LLC, a Delaware limited partnership (“Entrust”), with the SEC on February 14, 2019. Entrust reported that it and certain of its affiliates had shared voting power and shared dispositive power with respect to 2,163,601 LP Units. The principal address of Entrust is 375 Park Avenue, 24th Floor, New York, NY 10152.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy and Procedures

The LP Agreement generally provides that affiliated transactions and resolutions of conflicts of interest between the Manager or its affiliates, or any director of the Board, on the one hand, and us, on the other, must be approved by a majority of the disinterested directors of the Board or a conflicts committee established by the Board and must be on terms no less favorable to us than those generally provided to or available from unrelated third parties or “fair and reasonable” to us, taking into account the totality of the relationships between the parties involved.

In addition, the Company has a written Related Person Transaction Policy, which is administered by the Audit Committee. The Related Person Transaction Policy provides that the Audit Committee is to consider all relevant factors when determining whether the terms of a related person transaction are fair and reasonable to us and whether to approve or ratify a related person transaction; provided however that these requirements will be deemed satisfied and not a breach of any duty as to any transaction (i) approved by the Audit Committee; (ii) approved by the vote of the holders of a majority of the voting power of outstanding voting units (excluding voting units owned by us, the General Partner and persons that we and the General Partner control); (iii) the terms of which are no less favorable to us than those generally being provided to or available from unrelated third parties; or (iv) that is fair and reasonable to us, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to us). Among other relevant factors, the Audit Committee will consider the size of the transaction and the amount payable to a related person, the nature of the interest of the applicable related person, whether the transaction may involve a conflict of interest and whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties.

Under the Related Person Transaction Policy, a related person means:

(1) any person who was, at any time since the beginning of our last fiscal year, a director, director nominee or executive officer of the General Partner, even if the person was not a director, director nominee or executive officer of the General Partner at the time of the transaction;

(2) any person who was, at any time since the beginning of our last fiscal year, an immediate family member of a director, director nominee or executive officer of the General Partner and any person (other than a tenant or employee) sharing the household of such director, director nominee or executive officer of the General Partner, even if the person was not an immediate family member of such director, director nominee or executive officer of the General Partner at the time of the transaction;

(3) any person who was, at the time the transaction in question occurred or existed, a holder of 5% or more of our voting units;

(4) any person who was, at the time the transaction in question occurred or existed, an immediate family member of a holder of 5% or more of our voting units and any person (other than a tenant or employee) sharing the household of such unitholder; or

(5) an entity in which any of the persons identified in (1) through (4) above acts as an officer or general partner of or otherwise controls such entity or in which such person, together with any other persons identified in clauses (1) through (4) above, holds an aggregate ownership interest of at least 10%.

Under the Related Person Transaction Policy, a related person transaction includes any transaction or currently proposed transaction that occurred since the beginning of our most recent fiscal year in which we were or are to be a participant, a related person had or will have a direct or indirect material interest and the amount involved exceeds or reasonably can be expected to exceed $120,000. Under the Related Person Transaction Policy, a transaction includes, but is not limited to, any single financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships.

Certain Relationships and Related Transactions

Management Agreement

See “Executive Compensation” for a description of the Management Agreement.

Steel Services Ltd. Agreements

Effective May 11, 2016, SP Corporate Services LLC (“SP Corporate”) merged with and into SPH Services, Inc. (“SPH Services”) and the name of SPH Services was changed to Steel Services. Master Services Agreements with and/or assigned to SP Corporate or SPH Services are now with, and services are furnished by, Steel Services.

Under Master Services Agreements, Steel Services provides legal, tax, accounting, treasury, consulting, auditing, administrative, compliance, environmental, health and safety, human resources, marketing, investor relations, operating group management and other similar services to the Company and some of our wholly-owned subsidiaries and certain non wholly-owned entities. The below sets forth services agreement with non wholly-owned entities.

Steel Services entered into a management services agreement with WebFinancial Holding Corporation (“WFHC”) dated as of August 1, 2015. Effective August 17, 2018, WFHC became an indirect, wholly-owned subsidiary of the Company; prior to this date, the Company had an approximate 91.2% interest in WFHC. Pursuant to the terms of the management services agreement, as amended, Steel Services provides WFHC with certain services, and WFHC will pay Steel Services an annual fee of $4,200,000, which fee is adjustable annually upon agreement by the parties or at other times upon amendment to the management services agreement. Under the agreement, Steel Services provides WFHC with CEO and CFO services and certain other employees and corporate services. The fees payable under the agreement are subject to an annual review and such adjustments as may be agreed upon by Steel Services and WFHC.

On March 9, 2010, WebBank, a Utah chartered industrial bank and our subsidiary through WFHC, and Steel Services entered into a servicing agreement under which Steel Services receives $125,000 quarterly and provides certain services to WebBank. The agreement automatically renews for successive one-year terms unless terminated in accordance with the agreement.

Steel Services also has services agreements with each of BNS Holding, Inc. (“BNS”) and WebFinancial Holding LLC (f/k/a CoSine Communications, Inc.) (“WFH LLC”). The Company has an approximate 84.9% ownership interest in BNS and, as of August 17, 2018, a 100% ownership interest in WFH LLC. Pursuant to the terms of the services agreements, Steel Services provided each of BNS and WFH LLC with certain services and each of BNS and WFH LLC paid Steel Services a monthly fee of $17,000 and $100,000, respectively, which fees are adjustable annually upon agreement by the parties or at other times upon amendment to the services agreements. In addition, each of BNS and WFH LLC are obligated to reimburse Steel Services for certain expenses, including legal expenses, as well as all reasonable and necessary business expenses, incurred on behalf of each of BNS and WFH LLC.

Effective January 1, 2012, Steel Services entered into management services agreements with J Howard, Inc., SPL and certain of SPL’s affiliates. The agreements with J Howard, Inc., SPL and SPL’s affiliates provide for a monthly fee of $5,000 for J Howard, Inc. and $85,000 for SPL and SPL’s affiliates, which fees are adjustable annually upon agreement by the parties or at other times upon amendment to the management services agreement.

Steel Services entered into a management services agreement with Steel Connect dated as of January 1, 2015. The Company and its subsidiaries have an approximate 45.6% ownership interest in Steel Connect as of December 31, 2018 (including its ownership of shares of preferred stock convertible into common stock of Steel Connect). Pursuant to the terms of the management services agreement, as amended, Steel Services provides Steel Connect with certain services and Steel Connect will pay Steel Services an annual fee of $1,147,692, which fee is adjustable annually upon agreement by the parties or at other times upon amendment to the management services agreement. Under the agreement, Steel Services provides certain corporate services and the fees payable under the agreement are subject to an annual review and such adjustments as may be agreed upon by Steel Services and Steel Connect.

Steel Services entered into management services agreements with iGo, Inc. (“iGo”) and AJRD dated as of October 1, 2013 and March 1, 2016, respectively. The Company and its subsidiaries have an approximate 80.2% ownership interest in iGo and an approximate 5.3% interest in AJRD as of December 31, 2018. Pursuant to the terms of the management services agreements, as amended, Steel Services provides iGo and AJRD with certain services. iGo and AJRD paid Steel Services annual fees of $372,000 and $120,000, respectively, in 2018. The fees under the management services agreements are adjustable annually upon agreement by the parties or at other times upon amendment to the management services agreements. The management services agreement with AJRD was terminated as of January 1, 2019.

Mutual Securities

Pursuant to the Management Agreement, the Manager is responsible for selecting executing brokers. Securities transactions for us are allocated to brokers on the basis of reliability and best price and execution. The Manager has selected Mutual Securities as an introducing broker and may direct a substantial portion of the managed entities’ trades to such firm, among others. Jack L. Howard, our President, is a registered principal of Mutual Securities. The Manager only uses Mutual Securities when such use would not compromise the Manager’s obligation to seek best price and execution. Commissions charged by Mutual Securities are generally commensurate with commissions charged by other institutional brokers. The Commissions paid by the Company to Mutual Securities were approximately $298,073 for 2018. The portion of the commission paid to Mutual Securities ultimately received by Mr. Howard is net of clearing and other charges.

Rocky Mountain Bank

WebBank has two agreements with Rocky Mountain Bank (“RMB”). Allan Tessler, a former member of the Company’s Board who retired on May 24, 2018, serves as Chairman of RMB and Warren Lichtenstein, the Company’s Executive Chairman, holds a 2.2% interest in RMB. Mr. Lichtenstein’s interest is held in a trust for which Mr. Howard serves as trustee. Both agreements were entered into following arms-length negotiations at market rates and were approved by the independent directors of WebBank. The Audit Committee determined that the two agreements did not create a conflict, were fair to WebBank and were not material to the Company.

EXECUTIVE COMPENSATION

Our named executive officers for 2018 were Warren G. Lichtenstein, Executive Chairman, Jack L. Howard, President, Douglas B. Woodworth, Chief Financial Officer, and William T. Fejes, Jr., Chief Operating Officer of the Company and President of Steel Services and the Company’s Diversified Industrial segment. Messrs. Lichtenstein and Howard also serve as directors and their biographical information is included in Proposal 1 - Election of Directors.

William T. Fejes, Jr. (age 63) has been the Chief Operating Officer of the Company since March 2019 and the President of Steel Services and the Company’s Diversified Industrial segment since October 2017 and has held similar positions in some of the Company’s subsidiaries since 2010 (including HNH and SLI). From 2007 until April 2010, Mr. Fejes was the Chief Operating Officer of Seakeeper, Inc., a company that designs, manufactures and markets motion stabilization equipment for boats under 50 meters in length. Prior to joining Seakeeper, Inc., Mr. Fejes was the President and Chief Executive Officer of TB Wood’s Corporation (“TB Wood’s”), a public company that designs, manufactures and markets industrial power transmission components, with plants in the United States, Mexico and Italy, from 2004 to 2007, and was a director of TB Wood’s from 2004 to 2005. Mr. Fejes also held various executive and management roles at Danaher Corporation, a public company that designs, manufactures and markets industrial and consumer products, for 18 years. From March 2009 to February 2015, Mr. Fejes served as a director of Broadwind Energy, a public company for which he also served as the Chairman of the Governance / Nominating Committee, as a member of the Audit and as a member of the Compensation Committees. From 2008 to 2010, Mr. Fejes was a Director of Automation Solutions, Inc., a privately held distributor of factory automation equipment. Mr. Fejes holds a bachelor’s and master’s of science in electrical engineering from the Massachusetts Institute of Technology. Mr. Fejes has served on the Board of Steel Connect since December 15, 2017.

Douglas B. Woodworth (age 47) was appointed Chief Financial Officer of the Company in May 2016 and holds similar positions in substantially all of the Company’s subsidiaries. Prior to such appointment, Mr. Woodworth had served as Vice President and Controller of HNH from August 2012. Mr. Woodworth has over two decades of progressive responsibility in accounting and finance. Prior to joining HNH, Mr. Woodworth served as Vice President and Corporate Controller with SunEdison, Inc. (formerly MEMC Electronic Materials, Inc.), from August 2011 to July 2012 and as Vice President and Corporate Controller of Globe Specialty Metals, Inc. from November 2007 to July 2011. Prior to that, Mr. Woodworth held positions of increasing responsibility with Praxair, Inc. Mr. Woodworth began his career with KPMG LLP. Mr. Woodworth holds an MBA from the Kellogg School of Management at Northwestern University, a Master of Engineering Management from the McCormick School of Engineering at Northwestern University and a Bachelor of Science in Accountancy from Miami (Ohio) University. Mr. Woodworth is a certified public accountant.

Compensation Discussion and Analysis

Overview

The following discussion of the Company’s compensation practices and philosophies and compensation earned relates to the following type of executive officers of the Company: (i) individuals who served as, or acted in the capacity of, the Company’s principal executive officer for 2018, (ii) individuals who served as, or acted in the capacity of, the Company’s principal financial officer for 2018; and (iii) the Company’s most highly compensated executive officers, other than the Company’s principal executive officer and principal financial officer, who were serving as executive officers at the end of 2018, of which there were two such individuals. We refer to these individuals collectively as our “named executive officers.”

Pursuant to the terms of the Management Agreement as discussed in further detail below, the Company’s day-to-day business affairs are managed by our Manager, which employs Messrs. Lichtenstein and Howard. Mr. Woodworth serves as the Chief Financial Officer of the General Partner. Mr. Fejes serves as the Chief Operating Officer of the Company and the President of our subsidiary Steel Services and our Diversified Industrial segment.

Accordingly, the discussion that follows in this Compensation Discussion and Analysis principally relates only to the compensation policies, philosophies and decision-making process for Messrs. Woodworth and Fejes, as the compensation of the Company’s other named executive officers is provided principally pursuant to the Management Agreement, other than as set forth below in the “Summary Compensation Table.”

Compensation Philosophy

The goal of the Company’s compensation program is to build long-term value for the Company’s unitholders. In furtherance of this goal, the Compensation Committee has developed an executive compensation program designed to: (i) attract and retain quality executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with the Company’s diverse product offerings and global reach; (ii) link compensation to the achievement of both the Company’s and individual performance goals; and (iii) balance our executives’ motivation to achieve near-term corporate goals with consistent performance over the long-term, which the Company believes best correlates with the creation of long-term unitholder value. At our 2018 Annual Meeting of Limited Partners, our unitholders expressed their support of our executive compensation programs designed to achieve this objective, with almost 100% of votes cast approving our executive compensation.

Elements of Executive Compensation and How Each Relates to Overall Compensation Objectives

To achieve the above objectives, the Manager, with oversight from the Compensation Committee, has developed a compensation program that includes:

●	Base salary;

●	Cash bonuses;

●	Restricted LP Units or other equity-based awards; and

●	Retirement, health and other benefits.

The elements are intended to reward the executives for building long-term unitholder value and achieving specified annual goals for personal and company-wide performance.

Base compensation. Base salary payable to each executive is reviewed and approved annually by the Manager, and reported to the Compensation Committee, in accordance with the Management Agreement and the terms of Mr. Woodworth’s and Mr. Fejes’s employment agreements with Steel Services. The payment of base salary is intended to recognize particularly the experience, skills, knowledge and responsibility required of each of the executives.

Cash bonuses. Cash bonuses are payable on a discretionary basis to Mr. Woodworth and Mr. Fejes. The bonus system is designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer term growth goals.

Equity compensation. Equity compensation, in the form of restricted LP Units or other equity-based awards, is awarded on a discretionary basis and is awarded from time to time to the Company’s named executive officers. Awards may be made to the Company’s named executive officers from the Company’s 2018 Incentive Award Plan (the “2018 Plan”), which was approved at the 2018 Annual Meeting. The primary purpose of awarding equity compensation is to align the financial interest of all of our named executive officers with those of our unitholders. The Compensation Committee believes that awards of equity compensation achieve this goal because the named executive officers realize additional value from such awards on generally the same basis as our unitholders, insofar as unitholders realize value through the performance of the related entities. Moreover, because the grant of restricted LP Units or other equity-based awards to the Company’s named executive officers requires vesting, such rewards promote loyalty to the Company and recipients are further incentivized to focus on the long-term creation of value for unitholders.

Retirement; heath and other benefits. The Company provides payments for life, health and disability insurance and 401(k) matching contributions for Messrs. Woodworth and Fejes, as additional incentives to retain their employment.

Compensation Consultant

The Manager, in consultation with the Compensation Committee, engaged Hay Group to assist it in reviewing and determining appropriate, competitive compensation for Messrs. Woodworth and Fejes and other senior employees of the Company whose services were not being provided pursuant to the Management Agreement. The Manager and the Compensation Committee believe Hay Group’s familiarity with the Company and its compensation policies allows Hay Group to provide more meaningful insights to the Manager in setting, and the Compensation Committee in reviewing, compensation levels. Hay Group also reviewed the design and competitiveness of the Company’s non-employee director compensation program. Hay Group has continued to provide to the Company, at its request, benchmarking, best practices and other data relevant to our compensation programs and changes thereto. In 2018, Hay Group did not provide any other services to the Company, although it provided similar services to certain affiliates.

The Compensation Committee determined that the work of Hay Group did not raise any conflicts of interest in 2018. In making this assessment, the Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) under the Exchange Act, including the fact that Hay Group does not provide any other services to the Company, the level of fees received from the Company as a percentage of Hay Group’s total revenue, policies and procedures employed by Hay Group to prevent conflicts of interest, and whether the individual Hay Group advisers to the Compensation Committee own any LP Units or have any business or personal relationships with members of the Compensation Committee or our executive officers.

Hay Group provides the Manager and the Compensation Committee with external benchmarking data to establish competitive total compensation pay practices for each senior position. To generate this benchmarking data, Hay Group utilizes broad market surveys of companies of the Company’s size and operating in similar geographic areas, but has not developed a specific peer group of companies that it reviews. The Manager, in consultation with the Compensation Committee, evaluates our executives’ compensation on an annual basis and makes changes accordingly. The Manager also takes into consideration current economic conditions and the Company’s financial projections, as well as Hay Group’s data, for each position being reviewed, including providing the 25th, 50th and 75th percentile of compensation for each such position across the companies represented in its surveys.

Although substantial portions of the Company’s compensation program are performance-based, the Committee does not believe that the risks arising from the Company’s compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company. In making this determination, the Company’s Senior Vice President of Human Resources (the “SVP of HR”) and the Manager evaluated, and reported to the Compensation Committee, the risk profile of the Company’s compensation programs and policies. In performing this evaluation, the SVP of HR and the Manager looked at each element of compensation and the associated risks and mitigating factors for each element of compensation. Specifically, the evaluation included the mix of short-term and long-term incentive compensation and the Manager’s discretion in making individual awards and caps on individual compensation awards.

Role of Executives in Establishing Compensation

Messrs. Woodworth and Fejes and our Executive Chairman and President, other members of management (particularly the SVP of HR) and Compensation Committee members discussed the Company’s compensation issues and the performance and retention of the management team. The SVP of HR typically discusses compensation recommendations with other senior executives and then presents recommendations as well as materials from Hay Group to the Executive Chairman and President, who then make final determinations on compensation levels in their capacities as executives of the Manager. The action of the Manager is then communicated to the Compensation Committee, which provides general oversight for the program.

Certain members of the executive management team, including Messrs. Woodworth and Fejes, and other employees regularly attend portions of Compensation Committee meetings in order to provide information and recommendations to the Compensation Committee as requested, although the Compensation Committee meets in executive session with only Compensation Committee members present when it deems appropriate.

Factors Considered in Determining the Amount of Each Element of Compensation

The level of overall compensation is reviewed by the Manager and the Compensation Committee in accordance with the Management Agreement not less than annually. The factors considered in determining base pay of each named executive include those related both to overall performance of the Company and the individual performance of each named executive. In determining annual base salary levels, consideration is also given to comparable compensation data for individuals holding similarly responsible positions at other companies, as reported by Hay Group. Any bonuses are payable at the discretion of the Manager and are not subject to the achievement of any specific performance targets or personal objectives. Mr. Woodworth had a target of 90% of salary in 2018 and his target award (short-term and long-term incentive compensation) will remain at 90% for 2019. Mr. Fejes had a target of 100% of salary in 2018 and his target award (short-term and long-term incentive compensation) will remain at 100% for 2019. Of these bonus targets, it is generally anticipated by the Manager that between

50% to 80% will be comprised of short-term cash incentives and 20% to 50% shall be provided in the form of long-term compensation, including equity compensation.

Prior to 2017, the Company had a long-term incentive compensation program for the Company’s executives where restricted stock of certain affiliated companies was issued to certain executives. After 2017, the Company, with the approval of the Compensation Committee, implemented a new program where it provides long-term incentive awards to certain executives in the form of cash. It is anticipated that equity awards from the 2018 Plan will be utilized to provide long-term compensation to the Company’s executives in the future. On March 11, 2019, the Company granted under the 2018 Plan (i) 100,000 restricted LP Units which vest over seven years to Mr. Fejes and (ii) 50,000 restricted LP Units which vest over ten years to Mr. Woodworth. In addition, the Company granted 130,000 restricted LP Units to Mr. Fejes on December 7, 2016 as described in “Narrative Disclosure to Summary Compensation Table – Equity Grants.”

Overview of the Management Agreement

The Management Agreement, which is described in greater detail below, provides that the Manager is responsible for managing our affairs. Messrs. Lichtenstein and Howard, who are employees of the Manager, or one or more of its affiliates, do not receive cash compensation from us or any of our wholly-owned subsidiaries for serving as our executive officers. The Manager has informed us that it cannot identify the portion of the compensation awarded to Messrs. Lichtenstein and Howard by the Manager, or its affiliates, that relates solely to their services to us, as the Manager does not compensate its employees specifically for such service.

Under the Management Agreement, the Manager receives a quarterly Management Fee at the annual rate of 1.5% of total partners’ capital, payable on the first day of each quarter and subject to quarterly adjustment plus certain incentive compensation. Warren G. Lichtenstein, our Executive Chairman, is the Chief Executive Officer of the Manager. Jack L. Howard, our President, is also President of the Manager.

In addition to serving as executive officers of the Company, Mr. Lichtenstein and Mr. Howard serve as directors of some of the Company’s subsidiaries, for which they may receive compensation and director fees. Such compensation and director fees are described below under “Narrative Disclosure to Summary Compensation Table.”

The Management Agreement and the Incentive Unit Agreement

Under the Management Agreement, subject to the supervision of the Board, the Manager provides management services, including providing the services of the Executive Chairman and President of the General Partner, to the managed entities, which includes: (i) us, (ii) Steel Services, (iii) SPH Group LLC, (iv) SPH Group Holdings LLC and (v) certain entities that the Manager designates as a managed entity from time to time.

On February 7, 2017, the Company entered into the Sixth Amended and Restated Agreement of Limited Partnership of the Company, to create and fix the rights, preferences and powers of the Company’s Preferred Units, which was subsequently replaced on October 12, 2017 by the Seventh Amended and Restated Agreement of Limited Partnership of the Company.

Effective as of January 1, 2015, the Management Agreement was amended to assign the rights and obligations of the Company and SPH Group LLC, a directly and indirectly wholly-owned subsidiary of the Company, to Steel Services to assist Steel Services in connection with the services it renders to the Managed Entities (as defined in the Management Agreement) and to remove the provisions related to the Incentive Units (as defined in the Management Agreement), which were restated in a separate agreement.

Duties of the Manager

Pursuant to the terms of the Management Agreement, the Manager is responsible for the day-to day operations of the managed entities including, but not limited to:
●	acting as a consultant with respect to the periodic reviews of the managed entities’ business;
●	investigating, analyzing and implementing business opportunities for the managed entities;
●	negotiating with any and all counterparties with respect to business opportunities for the managed entities;
●	entering into agreements on behalf of the managed entities;

●	engaging independent contractors on behalf of the managed entities, including accountants, legal counsel, administrators and custodians;
●	providing executive and administrative personnel, office space and office services required to perform its obligations under the Management Agreement;
●	counseling the managed entities in connection with policy decisions to be made by the Board of Directors or the relevant management team of the managed entities;
●	monitoring and reporting to the Board of Directors on the performance of the managed entities;
●
handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which managed entities are involved arising out of the day-to-day operations of the managed entities;

●	performing any other services in relation to the managed entities as the Board of Directors may from time to time reasonably request;
●
appointing such other service providers, including any affiliates of the Manager, to provide services to the managed entities provided that if such services relate to services to be performed by the Manager under the Management Agreement and in respect of which Manager receives the Management Fee, then the Manager must give prompt notice of such appointment to the independent directors of the Board of Directors;

●
retaining, for and on behalf of, and at our sole cost and expense, or the managed entities, such accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders as it deems necessary or advisable and we or the managed entities will reimburse the Manager or its affiliates performing such services for the cost and expenses thereof, provided that such costs and reimbursements to affiliates of the Manager are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis; and

●
preparing or causing to be prepared such reports, financial or otherwise, with respect to us or the managed entities as may be reasonably required by the Board of Directors or required by law or regulation.

The Manager is not obligated to expend money in connection with the performance of its obligations in excess of any money available in any of our accounts or made available by the managed entities. Officers and other personnel of the Manager are entitled to serve as officers or personnel of the managed entities.

Devotion of Time and Additional Activities

The Manager must devote such time and personnel to the management of the managed entities as it reasonably deems necessary and appropriate from time to time. The Manager may provide services similar or identical to those it provides to us to other persons and entities including to those whose business is substantially similar to the managed entities.

The Manager and its members, officers, employees, agents and affiliates are not prevented from buying, selling or trading for its or their own account. The Manager and any person affiliated or associated with the Manager may contract and enter into transactions with the managed entities, and any unitholder, or any person the securities of which are held by or for the account of the managed entities, may have an interest in any such transactions, except to the extent prohibited by applicable law.

Restrictions

The Manager may not, without the consent of the independent directors of the Board, consummate any transaction on behalf of the managed entities which would involve the purchase or sale by any of the managed entities of any interest or asset in which the Manager has a direct or indirect ownership interest or as would constitute an actual or potential conflict of interest for the Manager.

Term and Termination

The Management Agreement was automatically renewed on December 31, 2018 and will be automatically renewed thereafter for successive one-year terms unless otherwise determined at least 60 days prior to each renewal date by a majority of the independent directors.

We may terminate the Management Agreement effective upon 30 days’ prior written notice of termination from us to the Manager if (i) the Manager materially breaches any provision of the Management Agreement and such breach continues for a period of more than 30 days after written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period, (ii) the Manager engages in any act of fraud, misappropriation of funds or embezzlement against any managed entity, (iii) there is an event of gross negligence or willful misconduct on the part of the Manager in the performance of its duties under the Management Agreement, (iv) there is a commencement of any proceeding relating to the Manager’s bankruptcy or insolvency, (v) there is a dissolution of the Manager or (vi) there is a change of control of the Manager, not consented to by us pursuant to the Management Agreement.

The Manager may terminate the Management Agreement effective upon 60 days’ prior written notice of termination to us in the event that the managed entities default in the performance or observance of any material term, condition or covenant contained in the Management Agreement and such default continues for a period of 30 days after written notice thereof specifying such default and requesting that the same be remedied in such 30-day period.

The Manager may terminate the Management Agreement in the event any of the managed entities becomes regulated as an “investment company” under the Investment Company Act of 1940, as amended, with such termination deemed to have occurred immediately prior to such event.

The Manager may terminate the Management Agreement at any time immediately effective upon written notice of termination to us in the event that the election of the majority of the members of the Board that were originally elected and approved by the Manager no longer constitute a majority of the members of the Board, unless their replacements or successors were approved by the Manager.

Overview of Management Fees and Incentive Units

We rely significantly on the resources and personnel of the Manager to conduct our operations. For performing services under the Management Agreement, the Manager receives a Management Fee. The Manager also receives reimbursements for certain expenses.

On January 7, 2015, the Company and SPH SPV entered into that certain Incentive Unit Agreement (the “Incentive Unit Agreement”), effective as of May 11, 2012, to restate the provisions related to the Incentive Units from the Management Agreement without substantive change. SPH SPV had previously been assigned the Incentive Unit Agreement by SPGS. Pursuant to the Incentive Unit Agreement, SPH SPV receives Incentive Units based on our performance.

Management Fee

The Manager currently receives an annual Management Fee equal to 1.5% of total partners’ capital, calculated and payable quarterly.

For 2018, the Manager earned a Management Fee of $8,119,000. The Manager incurred $4,846,000 of reimbursable expenses for 2018 in connection with its provision of services under the Management Agreement.

The Manager will compute each installment of the Management Fee as of the last day of the immediately preceding quarter with respect to which the Management Fee is due. A copy of the computations made by the Manager to calculate such installment is to promptly be delivered to the Audit Committee of the Board for informational purposes only. At the request of the Manager, we are to advance from time to time to the Manager or its designees the amount of any Management Fee for such quarter based on the Manager’s good faith estimate of the Management Fee for the quarter pending the final determination of the Management Fee for such quarter. Upon such delivery of the final computation of the Management Fee for that quarter, after taking into account any advances to the Manager or its designees, the amount due (i) to the Manager or its designees by us or (ii) to us by the Manager or its designees is to be paid no later than the first day of the next fiscal quarter following the fiscal quarter in which the final Management Fee computation was delivered to us.

Any services provided by an affiliate of the Manager or any officers or employees thereof (other than services specifically required to be provided by the Manager pursuant to the Management Agreement), to other than the managed entities will be provided under a separate agreement.

Reimbursement of Expenses

We or the managed entities will bear (or reimburse the Manager or its designees with respect to) all reasonable costs and expenses of the managed entities, the Manager, the General Partner or their affiliates, including but not limited to: travel, legal, tax, accounting, auditing, consulting, administrative, compliance, investor relations costs related to being a public entity rendered for the managed entities or the General Partner as well as expenses incurred by the Manager and the General Partner which are reasonably necessary for the performance by the Manager of its duties and functions under the Management Agreement and certain other expenses incurred by managers, officers, employees and agents of the Manager or its affiliates on behalf of the managed entities.

The Manager will prepare and deliver from time to time a statement documenting the expenses of the managed entities and the expenses incurred by the Manager on behalf of the managed entities. The managed entities must reimburse expenses incurred by and payable to the Manager within 30 days following the date of delivery of such statement.

Incentive Units

Effective May 11, 2012, the Company issued to the Manager partnership profits interests in the form of Incentive Units which entitle the holder generally to share in 15% of the increase in the equity value of the Company, as calculated for the 20 trading days prior to each year end. The Incentive Units’ share of such appreciation is reflected by classifying a portion of the Incentive Units as Class C units of the Company. (If there has been no such increase in the equity value for a year, no portion of the Incentive Units will be classified as Class C units for that year). The Class C units are identical to the LP Units in all respects except that net losses are not allocated to a holder of Class C units, liquidating distributions made by the Company to such holder may not exceed the amount of its capital account allocable to such Class C units, and such Class C units may not be sold in the public market, until they have converted into LP Units. At such time that the amount of the capital account allocable to a Class C unit is equal to the amount of the capital account allocable to a common unit, such Class C unit shall convert automatically into a common unit. The number of Incentive Units outstanding is equal to 100% of the sum of the LP Units outstanding (including LP Units held by partially owned subsidiaries). The Company shall make any adjustment that it determines is equitably required by reason of the raising of new capital, including, without limitation, adding such new capital to the baseline equity value per common unit to the extent that the issue price of the new LP Units exceeds the baseline equity value per common unit. No Class C units were earned during 2018.

If any issuance of LP Units, options, convertible securities or any other right to acquire LP Units by us results in an increase in the number of LP Units outstanding on a fully diluted basis as compared to the number outstanding as of the date of the most recent issuance (or, in the case of the first issuance, since the initial Incentive Unit grant date), the number of Incentive Units will be increased so that as of the date of the increase of the number of Incentive Units, after taking into account the number of outstanding LP Units on a fully diluted basis and the increase in the number of Incentive Units since the initial Incentive Units grant date, the number of outstanding Incentive Units (in the aggregate) is equal to 100% of the sum of the LP Units outstanding (including LP Units held by partially owned subsidiaries), on a fully diluted basis. Each Incentive Unit shall otherwise be subject to the same terms, unless the Manager otherwise agrees.

Employment Agreement

Mr. Woodworth has an employment agreement with Steel Services (the “Woodworth Employment Agreement”) which provides certain severance compensation upon termination of the agreement. Such compensation is described below under “Potential Payments Upon Termination or a Change in Control.” Under the terms of the Woodworth Employment Agreement, Mr. Woodworth is entitled to receive an annual base salary and is eligible for an annual bonus of up to 90% of his base salary, to be composed of a short-term incentive portion and a long-term incentive portion, at the sole discretion of the Board. Mr. Woodworth’s services have been provided to the Company pursuant to a Master Services Agreement with Steel Services.

Mr. Fejes had an employment agreement with SLI (the “Fejes Employment Agreement”) which was assigned to Steel Services effective June 9, 2016. The Fejes Employment Agreement provides for automatic one-year renewals unless the agreement is terminated in accordance with its terms. Under the terms of the Fejes Employment Agreement, Mr. Fejes is entitled to receive an annual base salary and is eligible for an annual bonus of up to 100% of his base salary, to be composed of a short-term incentive portion and a long-term incentive portion, at the sole discretion of the Board. Mr. Fejes’ services have been provided to the Company pursuant a Master Services Agreement with Steel Services.

Potential Payments Upon Termination or a Change in Control

The Woodworth Employment Agreement provides that in the event Mr. Woodworth terminates his employment for Good Reason (as defined in the Woodworth Employment Agreement) or in the event the Company terminates Mr. Woodworth’s employment without Cause (as defined in the Woodworth Employment Agreement), Mr. Woodworth will be eligible to receive certain severance and other benefits, subject to his execution of a release of claims against the Company and compliance with the non-competition and solicitation provisions of the Woodworth Employment Agreement. Specifically, Mr. Woodworth would be entitled to a severance benefit equal to one year of full base salary at his highest rate in effect in the twelve months preceding the termination of employment plus any annual bonus compensation that has accrued through the date of termination. In addition, all outstanding long-term cash-based compensation awards that have been awarded (whether or not they have been accrued) shall become fully vested and paid. In addition, all outstanding equity-based compensation awards that have been awarded (whether or not they have been accrued) shall become fully vested and the restrictions thereon shall lapse. In addition, the Company shall pay Mr. Woodworth a single lump sum payment representing twelve months of premiums for COBRA group health continuation coverage for Mr. Woodworth and his family based on the then-current COBRA premium rate that Mr. Woodworth would be charged at the time of his termination of employment. Finally, notwithstanding the execution of a release of claims, the Company shall pay Mr. Woodworth his base salary and accrued vacation pay earned but unpaid through the date of termination of his employment.

If the Company terminates Mr. Woodworth’s employment for Cause, or if Mr. Woodworth terminates his employment without Good Reason, then Mr. Woodworth would receive his base salary and accrued vacation pay earned but unpaid through the date of termination of his employment and he will not be entitled to any severance compensation.

Under the terms of the Fejes Employment Agreement, if Mr. Fejes’ employment is terminated, at his or the Company’s election at any time due to his death or disability, due to the expiration or non-renewal of the Fejes Employment Agreement prior to his 65th birthday, or for reasons other than cause or voluntary resignation, Mr. Fejes is entitled to receive certain accrued obligations (accrued vacation, expenses, etc.) and, provided he executes a general release, severance payments and benefits equal to: (i) one year of his base salary; (ii) reimbursement for the premium associated with one year continuation of health insurance coverage pursuant to COBRA, (iii) immediate vesting of any options that would have been scheduled to vest within one year of the date of termination of employment; (iv) unpaid bonuses with respect to the fiscal year ending on or preceding the date of termination, if any, provided Mr. Fejes is employed on December 31 of that year and a bonus plan is in full force and effect; and (v) unpaid bonus through the termination or resignation date, if any, or, if the full bonus has not been earned, a pro-rata portion of such bonus, pursuant to the terms of any such bonus plan.

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by the Company’s named executive officers during 2018 and the fiscal year ended December 31, 2017.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Equity Awards ($)	All Other Compensation ($)		Total Compensation ($)
Warren G. Lichtenstein	2018	--	(1)	--	--	4,331,525	(2)	4,331,525
Executive Chairman	2017	--	(1)	--	--	445,000	(3)	445,000
Jack L. Howard	2018	--	(1)	--	--	1,350,200	(4)	1,350,200
President	2017	--	(1)	--	--	2,156,356	(5)	2,156,356
Douglas B. Woodworth	2018	429,089		336,082	--	9,510	(6)	774,681
Chief Financial Officer	2017	415,391		291,853	--	108,959	(7)	816,203
William T. Fejes, Jr.	2018	650,000		551,286	--	13,794	(6)	1,215,080
Chief Operating Officer	2017	650,000		555,484	--	138,662	(7)	1,344,146

(1)
In each of 2018 and 2017, except as described below in “Narrative Disclosure to Summary Compensation Table – Base Compensation,” Warren G. Lichtenstein and Jack L. Howard did not receive any salary from the Company as their services were provided to the Company pursuant to the Management Agreement. Under the Management Agreement, the Manager receives a quarterly Management Fee at an annual rate of 1.5% of total partners’ capital, payable on the first day of each quarter and subject to quarterly adjustment plus certain incentive compensation.

(2)
Includes Mr. Lichtenstein’s 2017 award in an amount of $3,115,500 and a discretionary award for 2017 in an amount of $1,216,325 for services performed while HNH was not a wholly-owned subsidiary of the Company, as further described below in “Narrative Disclosure to Summary Compensation Table – Base Compensation.”

(3)
Represents a director fee from Steel Excel, a wholly-owned subsidiary of the Company. Does not include director fees or compensation received from subsidiaries which were not wholly-owned during the respective period, as described in “Narrative Disclosure to Summary Compensation Table.”

(4)
Includes a discretionary award for 2017 in an amount of $1,216,325 for services performed while HNH was not a wholly-owned subsidiary of the Company and cash compensation of $133,875 from WFHC for Mr. Howard’s services as a director once WFHC became a wholly-owned subsidiary of the Company, as further described below in “Narrative Disclosure to Summary Compensation Table – Base Compensation.” Does not include a $407,000 bonus from WFHC based on WebBank achieving its 2018 plan, which bonus was approved by the Board prior to WFHC becoming a wholly-owned subsidiary and later ratified by the Board in March 2019, at which time it was a wholly-owned subsidiary.

(5)
Includes a director fee of $356,000 from Steel Excel, a wholly-owned subsidiary of the Company, and Class C units allocated to Mr. Howard’s sub-account within SPH SPV having a value of $1,800,356. Does not include director fees or compensation received from subsidiaries which were not wholly-owned during the respective period, as described in “Narrative Disclosure to Summary Compensation Table.”

(6)	Includes payments for life insurance and 401(k) matching payments.

(7)	Includes payments for life insurance and 401(k) matching payments and Class C units allocated to each of Messrs. Woodworth’s and Fejes’ sub accounts within SPH SPV.

Narrative Disclosure to Summary Compensation Table

The compensation paid to the named executive officers during 2018 and the fiscal year ended December 31, 2017 included salaries, bonus, equity compensation, director fees and certain insurance benefits and 401k matching contributions.

Base Compensation

Since our Management Agreement provides that the Manager is responsible for managing our affairs, our executive officers who are employees of the Manager or one or more of its affiliates do not receive cash compensation from us or any of our subsidiaries for serving as our executive officers. Accordingly, the Manager has informed us that it cannot identify the portion of the compensation awarded to our named executive officers by the Manager that relates solely to their services to us, as the Manager does not compensate its employees specifically for such service.

Currently, Mr. Lichtenstein and Mr. Howard serve pursuant to the Management Agreement. During the term of the Management Agreement, the Company is not responsible for compensating or providing applicable employment benefits to any officers or other personnel provided thereunder. See “Certain Relationships and Related Transactions.”

For the named executive officers who received compensation from the Company, in 2017, not including Messrs. Lichtenstein and Howard who did not receive any salaries or bonuses as discussed above, salaries and bonuses accounted for 49.3% and 39.2% of total compensation, respectively, on average, for such named executive officers. In 2018, not including Messrs. Lichtenstein and Howard who did not receive any salaries or bonuses, salaries and bonuses accounted for 54.2% and 44.6% of total compensation, respectively, on average, for such named executive officers.

Fees from Affiliates

In addition to serving as executive officers of the Company, Mr. Lichtenstein and Mr. Howard serve as directors of the Company’s subsidiaries HNH and Steel Excel, for which they have received compensation. HNH and Steel Excel became wholly-owned subsidiaries of the Company in 2017. Mr. Howard is also a director of WebBank, WFHC and API Group plc (“API”), which became wholly-owned subsidiaries of the Company in 2018, for which he receives compensation.

During 2016, HNH awarded as cash awards in lieu of restricted stock grants, awards of $1,557,750 to each of Messrs. Lichtenstein and Howard. Mr. Lichtenstein chose to defer one hundred percent of the award and Mr. Howard chose to defer fifty percent of the award. At the discretion of HNH’s then Compensation Committee, the 2017 grants for each of Messrs. Lichtenstein and Howard could have been increased by the amount of their deferral, or approved at such other level as was deemed appropriate depending upon HNH’s performance in 2016. In fact, the deferred portion of the 2016 grants were approved and awarded in March 2017, along with additional grants of $1,557,750 to each, resulting in Mr. Howard being paid an amount of $2,336,625 at such time. Mr. Lichtenstein’s 2017 award of $3,115,500 had a one-year vesting period and was paid in 2018. In 2017, Messrs. Lichtenstein and Howard also received cash compensation of approximately $82,620 and $40,120, respectively, from HNH for their services as directors, prior to HNH becoming a wholly-owned subsidiary of the Company in October 2017. Each of Messrs. Lichtenstein and Howard received compensation of $1,216,325 from HNH in 2018.

In 2017, Mr. Lichtenstein and Mr. Howard received cash compensation of approximately $17,125 and $15,250, respectively, from Steel Excel for their service as directors prior to Steel Excel becoming a wholly-owned subsidiary. In the past, Messrs. Lichtenstein and Howard had received shares of Steel Excel for their services as directors of Steel Excel. Since Steel Excel was taken private in January 2017, in April 2017, in lieu of such equity compensation, they were awarded a one-time cash payment from Steel Excel of $445,000 and $356,000, respectively, which payment amount was calculated using the number of shares previously awarded to each by Steel Excel, being 25,000 shares for Mr. Lichtenstein and 20,000 shares for Mr. Howard, multiplied by $17.80, being the price paid by the Company to the shareholders of Steel Excel when Steel Excel became a private wholly-owned subsidiary. Messrs. Lichtenstein and Howard did not receive any compensation from Steel Excel in 2018.

In 2017 and 2018, Mr. Howard received cash compensation of $50,000 and $45,000, respectively, from WebBank for his service as a director. In 2017 and 2018, Mr. Howard received cash compensation of $44,500 and $45,000, respectively, from API for his service as a director. In 2018, Mr. Howard received cash compensation of $312,375 from WFHC for his service as a director.

Equity Grants

Effective on December 7, 2016, the Company granted 130,000 restricted LP Units to Mr. Fejes. Provided that Mr. Fejes remains in continuous service as President of Steel Services and of our Diversified Industrial segment, or in a substantially equivalent executive position with the Company or any of its affiliates, the restricted LP Units vest over ten years as follows: 20,000 on each of the first, second and third anniversaries of the date of grant and 10,000 on each of the fourth through the tenth anniversaries of the date of grant.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding options to any of the named executive officers at December 31, 2018. The following table sets forth information concerning the unvested restricted LP Units held by each named executive officer as of December 31, 2018. The market values of the restricted LP Units reported in this table are calculated based on the closing market price of the Company’s LP Units on the New York Stock Exchange on December 31, 2018, which was $13.40 per LP Unit.

LP Units Awards
Name	Number of LP Units that have not vested (#)		Market value of LP Units that have not vested ($)
Warren G. Lichtenstein	--		--
Jack L. Howard	--		--
Douglas B. Woodworth	--		--
William T. Fejes, Jr.	90,000	(1)	1,206,000

(1)          Restricted LP Units were granted to Mr. Fejes on December 7, 2016 as described above.

Director Compensation

Directors who are also executive officers are not separately compensated for their service as directors. Our non-management directors earned the following aggregate amounts of compensation for 2018. Amounts in this table are in whole dollars.

Name	Fees Earned or Paid in Cash (1) ($)	LP Unit Awards ($)	Total ($)
Allan Tessler(2)	33,375	0	33,375
John P. McNiff	171,768	75,000	246,768
Joseph L. Mullen	110,839	75,000	185,839
General Richard I. Neal	93,292	75,000	168,292
Lon Rosen	84,292	75,000	159,292
James Benenson III	14,542	0	14,542
Eric P. Karros	14,542	0	14,542

(1)
For 2018, our non-management directors received cash fees of $1,500 for each board committee meeting attended. The chairmen of the Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee were paid an additional cash fee of $61,200, $10,000 and $15,000 annually, respectively. For 2018, each non-management director earned annual cash compensation in the amount of $76,500. On December 4, 2018, the Compensation Committee approved an increase of the annual retainer for non-management directors to $80,000, beginning on December 1, 2018.

(2)
Compensation earned for 2018 until his retirement on May 24, 2018. The Compensation Committee also approved in May 2018 the acceleration of the vesting of Mr. Tessler’s 8,881 previously held restricted LP Units.

Limitation on Liability and Indemnification Matters

The LP Agreement provides for indemnification of its directors and officers to the fullest extent permitted by Delaware law.

Directors’ and Officers’ Insurance

The Company currently maintains a directors’ and officers’ liability insurance policy that provides its directors and officers with liability coverage relating to certain potential liabilities.

Securities Authorized for Issuance Under Equity Compensation Plans

The Company does not currently have any equity compensation plans for its directors. For 2018, other than James Benenson III and Eric P. Karros, each of whom joined the Board in November 2018, each independent director earned annual equity compensation in the amount of $75,000 in the form of restricted LP Units of the Company, with one-third of such restricted LP Units vesting on May 25, 2019, one-third of such restricted LP Units vesting on May 25, 2020 and one-third of such restricted LP Units vesting on May 25, 2021. The per unit value of such restricted LP Units is $17.40 determined based on the fair market value of the Company’s LP Units as of May 25, 2018. Total value of the LP Units issued in 2018 was $300,000.

PROPOSAL NO. 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires that we provide our unitholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Company’s named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The vote on this resolution is not intended to address any specific element of compensation; rather, the advisory vote relates to the overall compensation of our named executive officers.

As described in detail in the section entitled, “Executive Compensation—Compensation Discussion and Analysis” beginning on page 22, pursuant to the Management Agreement, the Company’s day-to-day business affairs are managed by our Manager, which employs Messrs. Lichtenstein and Howard. Mr. Woodworth is the Chief Financial Officer of the General Partner and of Steel Services, which is our subsidiary. Mr. Fejes is the Chief Operating Officer of the Company and the President of Steel Services and our Diversified Industrial segment.

The Board recommends that unitholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement by approving the following advisory resolution:

RESOLVED, that the Company’s unitholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Limited Partners pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and disclosures.

Required Vote and Board Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to approve the compensation of our named executive officers. If you hold your LP Units in your own name and indicate that you wish to abstain from voting on this matter, your abstention will be counted as present for purposes of determining the presence of a quorum. If you hold your LP Units through a broker and you do not instruct the broker on how to vote on this proposal, as is discussed above, your broker will not have the authority to vote your uninstructed units on this proposal. Such abstentions and broker non-votes will have no effect on the outcome of this proposal. As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our unitholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF
THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL NO. 3:
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION (SAY-ON-FREQUENCY)

Pursuant to the Dodd-Frank Act, at least once every six years, we are required to submit for unitholder vote a non-binding resolution to determine whether the advisory unitholder vote on executive compensation described in Proposal 2 above shall occur every one, two or three years.

After careful consideration, the Board has determined that holding an annual advisory vote on executive compensation is the most appropriate policy for the Company at this time and recommends that unitholders vote for future advisory votes on executive compensation to occur every ONE year. The Board believes an annual advisory vote is appropriate because the Compensation Committee evaluates, adjusts and approves the compensation of our named executive officers on an annual basis. Additionally, an annual advisory vote promotes corporate transparency and gives unitholders the opportunity to provide frequent direct input on compensation matters.

The proxy card or voting instruction card provides unitholders with four choices (every one, two or three years, or abstain). Unitholders are not voting to approve or disapprove the Board’s recommendation.

The frequency vote is non-binding. Unitholders’ approval of a one, two or three-year frequency vote will not require the Company to implement an advisory vote on executive compensation every one, two or three years. The final decision on the frequency of the advisory vote on executive compensation remains with the Board.

The Board values the opinions of the Company’s unitholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board and the Compensation Committee will carefully consider the outcome of the say-on-frequency vote and other communications from unitholders when making future decisions regarding the frequency of future advisory votes on the compensation of our named executive officers.

Required Vote and Board Recommendation

A plurality of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to determine the frequency of an advisory vote on the compensation of our named executive officers. If you hold your LP Units in your own name and indicate that you wish to abstain from voting on this matter, your abstention will be counted as present for purposes of determining the presence of a quorum. If you hold your LP Units through a broker and you do not instruct the broker on how to vote on this proposal, as is discussed above, your broker will not have the authority to vote your uninstructed units on this proposal. Such abstentions and broker non-votes will have no effect on the outcome of this proposal. As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our unitholders and will consider the outcome of the vote when making future decisions regarding the frequency of future advisory votes on the compensation of our named executive officers.

THE BOARD RECOMMENDS A VOTE OF ONE YEAR
FOR THE FREQUENCY OF FUTURE ADVISORY VOTES
ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Audit Committee Report1

The following is the Report of the Audit Committee with respect to our audited financial statements for 2018.

The Audit Committee’s purpose is, among other things, to assist our Board in its oversight of its financial accounting, reporting and controls. Our Board has determined that each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and each is an “independent” director within the meaning of the NYSE listing standards, including NYSE listing standard 303A.02. The Audit Committee operates under a written charter.

Our management is responsible for the preparation, presentation and integrity of our financial statements, including setting the accounting and financial reporting principles and designing our system of internal control over financial reporting. Our independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of our Consolidated Financial Statements and for expressing opinions on the conformity of our audited financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting based on their audit. The Audit Committee oversees these processes, although members of the Audit Committee are not engaged in the practice of auditing or accounting, and their functions are not intended to duplicate or to certify the activities of management or Deloitte.

The Audit Committee has reviewed and discussed our audited Consolidated Financial Statements for 2018 with management and Deloitte. The Audit Committee met with Deloitte, with and without management present, to discuss the results of its examinations, its evaluation of our internal control over financial reporting and the overall quality of our financial reporting.

The Audit Committee has also received from, and discussed with, Deloitte the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standards Section No. 1301 (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from Deloitte required by the Public Company Accounting Oversight Board. The Audit Committee has discussed with Deloitte the communications concerning independence and that firm’s independence. Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and its charter, the Audit Committee recommended to the Board that the audited Consolidated Financial Statements be included in our Annual Report.

1 The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent specifically incorporated by reference therein.

Submitted by the Audit Committee of the Board

John P. McNiff, Chair
Joseph L. Mullen
General Richard I. Neal

Changes in Independent Registered Public Accounting Firm

On August 3, 2018, the Company, after careful consideration and based upon the recommendation of the Audit Committee, dismissed its prior independent registered public accounting firm, BDO USA, LLP (“BDO”). This dismissal followed the decision by the Company to seek proposals from other independent registered public accounting firms to audit the Company’s consolidated financial statements for its fiscal year ended December 31, 2018.

On August 6, 2018, the Company, based on the recommendation of the Audit Committee, retained Deloitte as its independent registered public accounting firm with respect to the audit of the Company’s consolidated financial statements for its fiscal year ended December 31, 2018.

During the Company’s two most recent fiscal years ended December 31, 2017, and during the subsequent interim period preceding the replacement of BDO, there was no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) or disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of the disagreement in connection with its reports (on the Company’s financial statement for such year). The audit reports of BDO on the consolidated financial statements of the Company as of and for the last two fiscal years ended December 31, 2017 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principle.

During the Company’s two most recent fiscal years ended December 31, 2017, and during the subsequent interim period preceding the replacement of BDO, the Company had not consulted with Deloitte regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company, based on the recommendation of the Audit Committee, appointed Deloitte as its independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ended December 31, 2018. Deloitte has served as the Company’s independent registered public accounting firm since August 6, 2018. Representatives of Deloitte are expected to be available at the annual meeting via teleconference, will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

INDEPENDENT ACCOUNTING FIRM FEES

Fees Paid to Independent Registered Public Accounting Firm

As disclosed in the Company’s Form 8-K filed on August 8, 2018, the Company dismissed BDO as its independent registered public accounting firm and engaged Deloitte as its independent registered public accounting firm. The following table presents information regarding the fees billed by Deloitte for 2018 and BDO for the fiscal year ended December 31, 2017 (in thousands).

Nature of Services	Deloitte 2018 Fiscal Year	BDO 2017 Fiscal Year
Audit Fees	$2,000	$2,554
Audit-Related Fees	0	50
Tax Fees	0	45
All Other Fees	0	0
Total Fees	$2,000	$2,649

Audit Fees. This category includes professional services rendered for the audit of our consolidated financial statements included in our annual reports, review of our unaudited condensed consolidated financial statements included in our quarterly reports and services that were provided in connection with statutory or regulatory filings or engagements.

Audit-Related Fees. This category includes fees billed for assurance and related services that are reasonably related to the performance of an audit or review of the Company’s financial statements, including audits in connection with acquisitions, due diligence for mergers and acquisitions and consultations regarding acquisitions and divestitures.

Tax Fees. This category includes tax services provided in connection with tax return preparation and other tax consulting services.

Audit Committee Pre-Approval Policies and Procedures

Section 10A(i)(1) of the Exchange Act and related SEC rules require that all auditing and permissible non-audit services to be performed by a company’s principal independent registered public accounting firm be approved in advance by the Audit Committee of the Board, subject to a de minimis exception set forth in the SEC rules (the “De Minimis Exception”). Pursuant to Section 10A(i)(3) of the Exchange Act and related SEC rules, the Audit Committee has established procedures by which the Chairperson of the Audit Committee may pre-approve such services provided the pre-approval is detailed as to the particular service or category of services to be rendered and the Chairperson reports the details of the services to the full Audit Committee at its next regularly scheduled meeting. Certain of the audit and audit-related services described above were performed pursuant to the De Minimis Exception, which services were later ratified by the Audit Committee. In 2018 and the fiscal year ended December 31, 2017, the Audit Committee followed SEC guidelines in approving all services rendered by Deloitte and BDO.

PROPOSAL NO. 4:  RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2019.

The ratification of the selection of Deloitte as our independent registered public accounting firm is being submitted to unitholders because we believe that this action follows sound corporate practice and is in the best interests of the unitholders. If the unitholders do not ratify the selection by the affirmative vote of the holders of a majority of the LP Units voted on the matter at the Annual Meeting, the Audit Committee will reconsider the appointment of Deloitte as our independent registered public accounting firm for our fiscal year ending December 31, 2019, but such a vote will not be binding on the Audit Committee. If the unitholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our unitholders.

Required Vote and Board Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum is present, either in person or by proxy, is required to ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2019, on a non-binding, advisory basis. If you hold your LP Units in your own name and indicate that you wish to abstain from voting on this matter, your abstention will be counted as present for purposes of determining the presence of a quorum and will have no effect on the outcome of this proposal. As discussed above, if you hold your LP Units through a broker and you do not instruct the broker on how to vote on this proposal, your broker will have the authority to vote your uninstructed LP Units on this proposal. If a broker chooses to leave these uninstructed LP Units unvoted, such LP Units will be counted for the purpose of establishing a quorum, but will have no effect on the outcome of this proposal. As an advisory vote, this proposal is non-binding. Although the vote is non-binding, the Board and the Audit Committee value the opinions of our stockholders and will consider the outcome of the vote.

THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF DELOITTE & TOUCHE LLP

DEADLINE FOR SUBMISSION OF LIMITED PARTNER PROPOSALS
FOR 2020 ANNUAL MEETING OF LIMITED PARTNERS

Pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”), unitholders are entitled to present proposals for consideration at forthcoming limited partner meetings provided that they comply with the proxy rules promulgated by the SEC and our LP Agreement. Limited Partners wishing to present a proposal at our 2020 Annual Meeting of Limited Partners must submit such proposal to our Corporate Secretary at our principal executive offices by December 17, 2019, if they wish for it to be eligible for inclusion in the Proxy Statement and form of proxy relating to that meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

In addition, under our LP Agreement, a unitholder wishing to nominate a person to our Board at the 2020 Annual Meeting of Limited Partners (but not include such nomination in the proxy statement) or wishing to make a proposal with respect to any other matter (but not include such proposal in the proxy statement) at the 2020 Annual Meeting of Limited Partners, must submit advance notice of the director nomination or unitholder proposal, as well as the required information specified in our LP Agreement, to our Corporate Secretary at our principal executive offices no earlier than January 17, 2020 and no later than February 18, 2020; provided, however, if the 2020 Annual Meeting of Limited Partners occurs on a date more than 30 days earlier or 70 days later than the anniversary of the Annual Meeting, then to be timely the required information must be delivered by the unitholder no later than 90 days prior to and no earlier than 120 days prior to the 2020 Annual Meeting of Limited Partners or 10 days following the day on which public announcement (in a filing under the Exchange Act or by press release) of the date of the 2020 Annual Meeting of Limited Partners is first made by our Board. A unitholder’s notice of proposal shall include (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such unitholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and address of such unitholder, as they appear on the Company’s books, and of such beneficial owner and (b) the class and number of LP Units that are owned beneficially and held of record by such unitholder and such beneficial owner. See “Consideration of Director Nominees; New Nominees for Director – Limited Partner Nominees” for a discussion of the information required to be submitted with unitholder director nominations. The requirements for advance notice of unitholder proposals under the LP Agreement does not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those unitholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order or take other appropriate action with respect to any director nomination or unitholder proposal that does not comply with the LP Agreement and other applicable requirements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Exchange Act requires our directors and certain of our officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations also require these persons to furnish us with a copy of all Section 16(a) forms they file. Based solely on our review of the copies of the forms furnished to us and written representations from our officers who are required to file Section 16(a) forms and our directors, we believe that all Section 16(a) filing requirements were met during 2018, with the exception of (i) one Form 4 reporting one transaction not reported on a timely basis filed by Mr. Lichtenstein, SPL, WGL and SPH SPV and (ii) one Form 4 reporting five transactions not reported on a timely basis filed by Mr. Howard and EMH. In addition, since the filing of the proxy statement for the 2018 Annual Meeting of Limited Partners, Mr. Howard and EMH filed one Form 4 reporting one transaction not reported on a timely basis during 2016.

SOLICITATION OF PROXIES

Our Board is soliciting the proxy included with this Proxy Statement for use at the Annual Meeting. We will pay the expenses of soliciting proxies for the Annual Meeting. After the mailing of the proxy cards and other soliciting materials, we and/or our agents, including our directors, officers or employees, also may solicit proxies by mail, telephone, facsimile, email or in person. After the mailing of the proxy cards and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our LP Units forward copies of the proxy cards and other soliciting materials to persons for whom they hold LP Units and request authority for the exercise of proxies. We will reimburse the record holders for their reasonable expenses if they ask us to do so. Our directors, officers and employees will not receive any additional compensation for any soliciting efforts in which they may be engaged.

OTHER BUSINESS

The Board knows of no other business that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the LP Units they represent as the Board may recommend.

Whether or not you plan to attend the Annual Meeting, please cast your vote online, via telephone, or complete, date, sign and promptly return the enclosed proxy card or voting instruction card in the enclosed postage-paid envelope before the Annual Meeting so that your LP Units will be represented at the Annual Meeting.

It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. You may revoke the proxy at any time before it is exercised. If you attend the Annual Meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own LP Units. If your LP Units are held in a brokerage, bank or other institutional account, you must obtain a proxy from that entity showing that you were the record holder as of the close of business on March 28, 2019, in order to vote your LP Units at the Annual Meeting.

By Order of the Board of Directors of the General Partner

/s/ Warren G. Lichtenstein

Warren G. Lichtenstein
Executive Chairman

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/16/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/16/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 John P. McNiff
02 Joseph L. Mullen
03 General Richard I. Neal
04 Lon Rosen
05 Eric P. Karros
06 James Benenson III
07 Rory H. Tahari

The Board of Directors recommends you vote FOR proposals 2 and 4 and 1 YEAR for proposal 3.

	For	Against	Abstain
2. To approve an advisory resolution regarding the compensation of the Company's named executive officers.	☐	☐	☐

	1 year	2 years	3 years	Abstain
3. To approve an advisory resolution regarding the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000414624_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report on Form 10-K and Letter to Stakeholders are available at www.proxyvote.com

STEEL PARTNERS HOLDINGS L.P.
Annual Meeting of Limited Partners
May 17, 2019 9:00 AM Local Time
This proxy is solicited by the Board of Directors of Steel Partners Holdings GP Inc.

The undersigned hereby appoints Jack L. Howard and Douglas B. Woodworth, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the limited partnership units of Steel Partners Holdings L.P. (the "Company") held of record by the undersigned on March 28, 2019 at the Annual Meeting of Limited Partners to be held at the Beverly Wilshire, 9500 Wilshire Blvd., Beverly Hills, CA 90212 at 9:00 a.m. local time, or any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement and a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN PROPOSAL NO. 1, "FOR" APPROVAL OF PROPOSAL NOS. 2, AND 4 AND "ONE YEAR" FOR PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000414624_2 R1.0.1.18